UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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NUPATHE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Notice of 2011 Annual Meeting of Stockholders
and Proxy Statement

Meeting Date
June 8, 2011

 NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

The 2011 Annual Meeting of Stockholders (the "Annual Meeting") of NuPathe Inc., a Delaware corporation (the "Company"), will be held at 9:00 a.m. Eastern Daylight Time on Wednesday, June 8, 2011, at the Doubletree Guest Suites Philadelphia West, 640 W. Germantown Pike, Plymouth Meeting, Pennsylvania 19462, for the following purposes:

  1.
  To elect 7 directors to serve until the Company's 2012 Annual Meeting of Stockholders;

  2.
  To approve the amendment and restatement of the NuPathe Inc. 2010 Omnibus Incentive Compensation Plan;

  3.
  To hold an advisory vote on executive compensation;

  4.
  To hold an advisory vote on the frequency of the advisory vote on executive compensation;

  5.
  To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for 2011; and

  6.
  To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Company's Board of Directors has fixed the close of business on April 12, 2011 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Your vote is important. Even if you plan to attend the Annual Meeting, you are urged to vote your shares by proxy before the meeting. You may vote by mail, internet or telephone by following the instructions on the enclosed proxy card (or voting instruction card).

By Order of the Board of Directors,
MICHAEL F. MARINO
Vice President, General Counsel and Secretary

April 22, 2011

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on June 8, 2011: This Notice of 2011 Annual Meeting of Stockholders and Proxy Statement and the accompanying 2010 Annual Report are available at: https://materials.proxyvote.com/67059M.

227 Washington Street, Suite 200
Conshohocken, PA 19428

 PROXY STATEMENT

FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors of NuPathe Inc. (referred to herein as "NuPathe," the "Company," "we," "us" or "our") is soliciting your proxy to vote at the Company's 2011 Annual Meeting of Stockholders (referred to herein as, the "Annual Meeting") and at any adjournments or postponements thereof. The Annual Meeting will be held at 9:00 a.m. Eastern Daylight Time on Wednesday, June 8, 2011, at the Doubletree Guest Suites Philadelphia West, 640 W. Germantown Pike, Plymouth Meeting, Pennsylvania 19462. The Company will pay the costs of this proxy solicitation. Proxies may be solicited on the Company's behalf by its directors, officers and employees in person or by telephone, fax or electronic mail, although no additional compensation will be paid by the Company for such efforts. The Company does not expect to engage a third party to assist it in the solicitation.

This Notice of 2011 Annual Meeting of Stockholders and Proxy Statement and the accompanying 2010 Annual Report (referred to herein collectively as, the "Proxy Materials") provides information that you should read before you vote on the proposals that will be presented at the Annual Meeting. The Proxy Materials are being sent electronically to those stockholders of record as of April 12, 2011 (referred to herein as, "record date stockholders" who requested electronic delivery of these materials, and mailed to all other record date stockholders, for the first time on or about April 22, 2011.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on June 8, 2011: This Notice of 2011 Annual Meeting of Stockholders and Proxy Statement and the accompanying 2010 Annual Report are available at: https://materials.proxyvote.com/67059M

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these Proxy Materials?

We are providing you with these Proxy Materials because our Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares in the manner you direct at the Annual Meeting, including any adjournment or postponement thereof.

Who is entitled to vote at the Annual Meeting?

Our Board of Directors has established April 12, 2011 as the record date for the Annual Meeting. Only our stockholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. The names of record date stockholders entitled to vote at the Annual Meeting will be available for examination at the Annual Meeting and, during the 10 days prior to the Annual Meeting, at our principal executive offices, at the address set forth on the first page of this Proxy Statement. As of the close of business on April 12, 2011, there were 14,560,332 outstanding shares of our common stock. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What is the difference between a "stockholder of record" and a beneficial owner of shares held in "street name"?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, StockTrans, Inc. (referred to herein as "StockTrans"), then you are considered a "stockholder of record" of those shares. In this case, your set of Proxy Materials has been sent to you directly by us. You may vote you shares by proxy prior to the Annual Meeting by following the instructions contained on the enclosed proxy card.

Beneficial Owners of Shares Held in Street Name. If your shares are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in "street name." In this case, your set of Proxy Materials has been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the enclosed voting instruction card.

How do I vote?

You can vote your shares in one of two ways: either by proxy or in person at the Annual Meeting. If you chose to vote by proxy, you may do so by telephone, via the Internet or by mail. Each of these methods is explained below. If you hold your shares of NuPathe common stock in multiple accounts, you should vote your shares as described in each set of Proxy Materials you receive.

  •
  By Telephone.  You may transmit your proxy voting instructions by calling the telephone number specified on the enclosed proxy card (or voting instruction card). You will need to have the proxy card (or voting instruction card) in hand when you call. If you choose to vote by telephone, you do not have to return the proxy card (or voting instruction card).

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  Via the Internet.  You may transmit your proxy voting instructions via the Internet by accessing the website specified on the enclosed proxy card (or voting instruction card). You will need to have the proxy card (or voting instruction card) in hand when you call. If you choose to vote on the Internet, you do not have to return the proxy card (or voting instruction card).

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  By Mail.  You may vote by proxy by completing, signing and dating the enclosed proxy card (or voting instruction card) and returning it in the enclosed prepaid envelope. If you are a

NuPathe Inc. Proxy Statement -- 1

    stockholder of record and you do not have the prepaid envelope, please mail your signed proxy card to NuPathe Inc. c/o Broadridge, 44 W. Lancaster Ave, Ardmore, PA 19003.

  •
  In Person at the Annual Meeting.  You may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive. If you are the beneficial owner of shares held in "street name" and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares and present it with your ballot to the inspector of election at the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting so that if you should become unable to attend the Annual Meeting your shares will be voted as directed by you.

Telephone and Internet voting for stockholders of record will be available up until 11:59 PM Eastern Daylight Time on June 7, 2011, and mailed proxy cards must be received by June 7, 2011 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.

The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in "street name" will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instructions card and any other materials that you receive from that organization.

How can I revoke my proxy and change my vote?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

  •
  delivering written notice of revocation prior to the Annual Meeting to our Secretary at our principal executive offices, at the address set forth on the first page of this Proxy Statement;

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  delivering a valid, later-dated proxy card, or making a later-dated proxy vote by telephone or on the Internet, in a timely manner (only your latest voting instructions submitted in a timely manner prior to the Annual Meeting and not revoked will be counted); or

  •
  voting by ballot at the Annual Meeting.

Attendance at the Annual Meeting will not automatically revoke your proxy unless you vote your shares by ballot at the Annual Meeting or specifically request that your prior proxy be revoked by notifying the inspector of election at the Annual Meeting.

If you are a beneficial owner of shares held in "street name," you may submit new voting instructions by contacting the organization that holds your shares.

How can I attend the Annual Meeting?

The Annual Meeting will be held on June 8, 2011, at 9:00 a.m., Eastern Daylight Time, at the Doubletree Guest Suites Philadelphia West, 640 W. Germantown Pike, Plymouth Meeting, Pennsylvania 19462. To attend the Annual Meeting, you must be a stockholder of record as of the record date (which is the close of business on April 12, 2011), or hold a legal proxy from a record date stockholder. If you are a beneficial owner of shares held in "street name," you must bring proof of stock ownership as of April 12, 2011 (such as a copy of a brokerage statement). All stockholders may also be asked to present a current form of government-issued photo identification (such as a driver's license or passport). Cameras, recording equipment and other electronic devices will not be allowed in the Annual Meeting expect for use by the Company.

NuPathe Inc. Proxy Statement -- 2

What is a "broker non-vote"?

If you are a beneficial owner of shares held in "street name" by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote under applicable stock exchange rules. This is called a "broker non-vote."

Generally, brokers will have discretionary authority to vote your shares on the ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for 2011 (Proposal No. 5), even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote your shares on the election of directors (Proposal No. 1), on the approval of the amendment and restatement of the NuPathe Inc. 2010 Omnibus Incentive Compensation Plan (Proposal No. 2), on the advisory vote on executive compensation (Proposal No. 3) or the advisory vote on the frequency of the advisory vote on executive compensation (Proposal No. 4), without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

What is the quorum requirement for the Annual Meeting?

A "quorum" is necessary to transaction business at the Annual Meeting. A quorum is established if the holders of a majority of all shares entitled to be cast at the Annual Meeting are present at the Annual Meeting, either in person or by proxy. Abstentions and broker non-votes are counted as present for purposes of determining a quorum. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

What are the voting requirements to approve the proposals discussed in this Proxy Statement?

Proposal No. 1: Election of Directors. Votes may be cast: (i) FOR ALL nominees, (ii) WITHHOLD ALL nominees or (iii) FOR ALL EXCEPT those nominees noted by you on the appropriate portion of your proxy card (or voting instruction card). The 7 nominees receiving the receiving the highest number of FOR votes will be elected to serve as directors until the Company's 2012 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified. Because the 7 nominees receiving the highest number of FOR votes will be elected, votes that are WITHHELD and broker non-votes will have no effect on the voting for directors.

Proposal No. 2: Approval of the Amendment and Restatement of the NuPathe Inc. 2010 Omnibus Incentive Compensation Plan. Votes may be cast: (i) FOR, (ii) AGAINST or (iii) ABSTAIN. The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve the amendment and restatement of the NuPathe Inc. 2010 Omnibus Incentive Compensation Plan. Abstentions are considered shares entitled to vote on this proposal, and thus will have the effect of an AGAINST vote. Broker non-votes are not considered shares entitled to vote on this proposal, and thus will have no effect on the voting for this proposal.

Proposal No. 3: Advisory Vote on Executive Compensation. Votes may be cast: (i) FOR, (ii) AGAINST or (iii) ABSTAIN. The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve, on an advisory basis, the compensation of our named executive officers. Abstentions are considered shares entitled to vote on this proposal, and thus will have the effect of an AGAINST vote. Broker non-votes are not considered shares entitled to vote on this proposal, and thus will have no effect on the voting for this proposal.

NuPathe Inc. Proxy Statement -- 3

Proposal No. 4: Frequency of the Advisory Vote on Executive Compensation. Votes may be cast: (i) 3 YEARS, (ii) 2 YEARS, (iii) 1 YEAR or (iv) ABSTAIN. The alternative receiving the vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on this proposal will be the act of the stockholders. Abstentions are considered shares entitled to vote on this proposal. Broker non-votes are not considered shares entitled to vote on this proposal, and thus will have no effect on the voting for this proposal. Because this Proposal No. 4 entails three alternatives, it is possible that none of the alternatives will receive a majority vote. In that case, the Board nevertheless will carefully consider the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

Proposal No. 5: Ratification of the Selection of KPMG LLP as the Company's Independent Public Registered Accounting Firm for 2011. Votes may be cast: (i) FOR, (ii) AGAINST or (iii) ABSTAIN. The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2011. Abstentions are considered shares entitled to vote on this proposal, and thus will have the effect of an AGAINST vote. No broker non-votes are expected to occur in connection with this proposal because brokers generally have discretionary voting authority to vote shares held by them in "street name" on the ratification of independent registered public accounting firms under stock exchange rules without specific instruction from the beneficial owners of such shares.

What are the voting recommendations of NuPathe's Board of Directors?

NuPathe's Board of Directors recommends that you vote your shares as follows:

Agenda Item	Board Recommendation
Proposal No. 1: Election of Directors	FOR ALL
Proposal No. 2: Approval of the Amendment and Restatement of the NuPathe Inc. 2010 Omnibus Incentive Compensation Plan	FOR
Proposal No. 3: Advisory Vote on Executive Compensation	FOR
Proposal No. 4: Frequency of the Advisory Vote on Executive Compensation	3 YEARS
Proposal No. 5: Ratification of the Selection of KPMG LLP as the Company's Independent Registered Public Accounting Firm for 2011	FOR

How will my shares be voted at the Annual Meeting?

All shares represented by valid proxies timely received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any proposal to be acted upon, the shares will be voted in accordance with the stockholder's instructions.

If you are a stockholder of record and you sign and return a proxy card without giving voting instructions, then your shares will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement and as the persons named in the enclosed proxy card (referred to herein as, the "proxy holders") may determine in their discretion with respect to any other matter properly presented for vote at the Annual Meeting.

If you are the beneficial holder of shares held in "street name" by a broker and you sign and return a voting instruction card without giving specific voting instructions on a proposal, then a broker non-vote will occur on Proposal No. 1, 2, 3 and 4. No broker non-votes are expected to occur in connection with Proposal No. 5 because brokers generally have discretionary voting authority on this proposal.

NuPathe Inc. Proxy Statement -- 4

Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If you return your signed proxy card (or voting instruction card) or vote by telephone or on the Internet and other matters are properly presented at the Annual Meeting for consideration, the proxy holders will have the authority to vote your shares on such matters in accordance with their judgement.

Who will count the votes?

A representative of StockTrans will tabulate the votes and act as the inspector of election at the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

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  As necessary to meet applicable legal requirements;

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  To allow for the tabulation and certification of votes; and

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  To facilitate a successful proxy solicitation.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

What is "householding" and how does it affect me?

We have adopted a procedure, approved by the Securities and Exchange Commission (referred to herein as, the "SEC"), called "householding." Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Proxy Materials, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Proxy Materials, or if you hold NuPathe stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact StockTrans by mail at 44 W. Lancaster Ave, Ardmore, PA 19003; or by telephone at (610) 649-7300.

If you participate in householding and wish to receive a separate copy of the Proxy Materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact StockTrans as indicated above.

If you are a beneficial owner, you can request information about householding from the organization that holds your shares.

NuPathe Inc. Proxy Statement -- 5

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

At the Annual Meeting, 7 persons will be elected to serve as directors until the Company's 2012 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified. Our Board, upon the recommendation of our Nominating and Corporate Governance Committee (referred to herein as, the "Nominating Committee"), has nominated the 7 persons named below. If any director nominee is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the proxy holders may vote for a substitute nominee chosen by the present Board to fill the vacancy. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Biographical information and the attributes, skills and experience of each nominee that led our Nominating Committee and Board to determine that each person should serve as a director are discussed below.

Our Board recommends that stockholders vote FOR ALL on Proposal No. 1 to elect each of the nominees listed below as directors.

Director Nominees:

Wayne P. Yetter Director since 2010 Age: 65	Mr. Yetter has served as the Chairman of our Board of Directors since July 2010. Mr. Yetter has served as Chairman of the board of directors of ProActive for Patients Media, Inc., a physician-to-patient messaging services company, since October 2009 and served as its Chief Executive Officer from October 2009 to October 2010. From September 2005 through August 2008, Mr. Yetter served as Chief Executive Officer of Verispan, LLC, a healthcare information company serving pharmaceutical and biotechnology companies. From November 2004 through September 2005, Mr. Yetter served as President and Chief Executive Officer of Odyssey Pharmaceuticals, Inc., a specialty pharmaceutical company. Mr. Yetter also founded Biopharm Advisory, LLC, a healthcare industry advisory firm, and served as its President from July 2003 through September 2005. From September 2003 through November 2004, Mr. Yetter served on the Advisory Board of Alterity Partners, a mergers and acquisition advisory firm. Prior to that, Mr. Yetter served as Chairman and Chief Executive Officer of Synavant, Inc., a customer relationship management and marketing services company focused on the pharmaceutical industry, Chief Operating Officer of IMS, President and Chief Executive Officer of Novartis Pharmaceutical Corp., the U.S. division of Novartis AG, and founding President and Chief Executive Officer of Astra Merck Inc. Mr. Yetter also held a variety of management and marketing roles at Merck and Pfizer. Mr. Yetter currently serves on the board of directors of EpiCept Corp., InfuSystem Holdings, Inc. and Strategic Diagnostics Inc., each a publicly traded company. Previously, Mr. Yetter also served on the board of directors of the following publicly traded companies: Noven Pharmaceuticals, Inc., where he was Chairman, Synvista Therapeutics, Inc., Transkaryotic Therapies, Inc., where he was Chairman, Maxim Pharmaceuticals, Inc., and Matria Healthcare, Inc., where he was lead independent director. Mr. Yetter also served on the Executive Committee of PhRMA, the pharmaceutical industry association, from 1997 through 1999. Mr. Yetter holds a BA in biology from Wilkes University and an MBA from Bryant University.

NuPathe Inc. Proxy Statement -- 6

Key Attributes, Experience and Skills: Mr. Yetter has more than 40 years of pharmaceutical industry experience, including roles in management, marketing, operations and information services. This extensive experience makes him a valuable asset to our Board of Directors. Furthermore, Mr. Yetter's leadership abilities and experiences make him particularly well qualified to be our Chairman.
Michael Cola Director since 2006 Age: 51
Mr. Cola has served as one of our directors since December 2006 and served as Chairman of our Board of Directors from December 2006 through July 2010. Mr. Cola has served as President, Specialty Pharmaceuticals at Shire plc, a global specialty pharmaceutical company, since June 2005. Prior to joining Shire, Mr. Cola served as Group President of Safeguard Scientifics, Inc., a holding company for growth stage technology and life sciences companies, and in a variety of positions at AstraZeneca and AstraMerck, including Vice President, Global Clinical Operations. Mr. Cola has also served on the board of directors of Clarient, Inc., a publicly traded company. Mr. Cola holds a BA in biology and physics from Ursinus College and an MS in biomedical science from Drexel University. Mr. Cola has more than 20 years of international pharmaceutical industry experience.

Key Attributes, Experience and Skills: Mr. Cola's extensive expertise in pharmaceutical product development, commercialization and marketing, as well as his involvement in the development of public pharmaceutical companies, have provided him with a broad perspective on operations and make him a valuable asset to our Board of Directors.
Jeanne Cunicelli Director since 2006 Age: 44
Ms. Cunicelli has served as one of our directors since August 2006. Ms. Cunicelli has served as an Investment Partner at Bay City Capital LLC, a venture capital firm with a focus on the life sciences industry, since January 2004 (Bay City Capital is affiliated with Birchmere Ventures III, which beneficially owns approximately 8.8% of our common stock - see the "Security Ownership of Certain Beneficial Owners and Management" section of this Proxy Statement for additional information). Ms. Cunicelli joined Bay City Capital as a Consultant in 1997. Ms. Cunicelli is a member of the board of trustees, the Chairman of the investment committee and serves on the finance committee of the University of San Francisco. Ms. Cunicelli holds a BS in cognitive psychology from Carnegie Mellon University and an MBA from the University of San Francisco.

Key Attributes, Experience and Skills: Ms. Cunicelli's position with Bay City Capital has resulted in her gaining valuable experience in evaluating the financial performance and operations of companies in our industry, which makes her a valuable member of our Board of Directors.

NuPathe Inc. Proxy Statement -- 7

William J. Federici Director since 2011 Age: 51	Mr. Federici has served as one of our directors since January 2011. Mr. Federici has served as Vice President and Chief Financial Officer of West Pharmaceutical Services, Inc., a publicly traded global manufacturer of components and delivery systems for the pharmaceuticals, healthcare and consumer products industries, since August 2003. From June 2002 until July 2003, he was National Industry Director for Pharmaceuticals of KPMG LLP, a global audit, tax and advisory firm, and prior thereto, an audit partner with Arthur Andersen, LLP. From 2008 to 2009, Mr. Federici served as a director of Synvista Therapeutics, Inc. Mr. Federici is an Advisory Board Member of the Rutgers University School of Business, and a member of the Board of Trustees at Cancer Care of New Jersey. Mr. Federici holds a BA in Economics and an MBA in Professional Accounting from Rutgers University and is a Certified Public Accountant.

Key Attributes, Experience and Skills: Mr. Federici's experience as a Chief Financial Officer of a global manufacturer of components and delivery systems for the pharmaceuticals, healthcare and consumer products industries and his more than 20 years of experience in public accounting for the pharmaceuticals industry makes him a valuable member of our Board of Directors.
Jane H. Hollingsworth Director since 2005 Age: 52
Ms. Hollingsworth is one of our founders and has served as a director and our Chief Executive Officer since January 2005. Prior to founding NuPathe, Ms. Hollingsworth co-founded and served as Executive Vice President, Secretary and General Counsel of Auxilium Pharmaceuticals, Inc., a specialty pharmaceutical company. Prior to co-founding Auxilium, Ms. Hollingsworth served as Vice President, Secretary and General Counsel of IBAH, Inc., a multinational contract research organization. Earlier in her career, Ms. Hollingsworth practiced law at the law firm of Montgomery, McCracken, Walker & Rhoads. Ms. Hollingsworth holds a BA from Gettysburg College and a JD from the Villanova University School of Law.

Key Attributes, Experience and Skills: Ms. Hollingsworth's legal background and widespread experience in the pharmaceutical industry provide significant expertise that she uses to advise our Board of Directors in evaluating regulatory, financial and other matters, which makes her a valuable member of our Board of Directors.

NuPathe Inc. Proxy Statement -- 8

Gary J. Kurtzman, MD Director since 2006 Age: 56	Dr. Kurtzman has served as one of our directors since August 2006. Dr. Kurtzman has served as Senior Vice President at Safeguard Scientific, Inc., a holding company that builds value in growth-stage life sciences and technology companies, since January 2011 and prior to that as Vice President since joining Safeguard in June 2006 (Safeguard beneficially owns approximately 18.2% of our common stock - see the "Security Ownership of Certain Beneficial Owners and Management" section of this Proxy Statement for additional information). Dr. Kurtzman is also a Managing Director in Safeguard's Life Science Group. Previously, he served in a variety of roles at BioAdvance, a state initiative committed to funding early-stage life sciences companies, from July 2002 until June 2006, with his most recent position being Managing Director and Chief Operating Officer. Dr. Kurtzman currently serves on the board of directors of Tengion, Inc., a publicly traded biotechnology company, and is a lecturer in health care management at The Wharton School at the University of Pennsylvania, where he teaches bioentrepreneurship. Dr. Kurtzman holds a BS from Stanford University, an MD from Washington University and completed post-doctoral training at the National Heart, Lung and Blood Institute and Stanford University.

Key Attributes, Experience and Skills: Dr. Kurtzman's strong background of service on the boards of directors of numerous biotechnology companies and his position as a managing director in an organization that provides capital to biotechnology companies make him a valuable member of our Board of Directors who will assist in the development of our growth strategy and business plans.
Robert P. Roche, Jr. Director since 2010 Age: 55
Mr. Roche has served as one of our directors since July 2010. Mr. Roche has served as principal of Robert Roche Associates, LLC, a consulting firm focusing on the pharmaceutical and biotechnology industries, since February 2010. From January 1995 through February 2010, Mr. Roche served as the head of commercial operations at Cephalon, Inc., a global biopharmaceutical company. His most recent position at Cephalon, held from February 2005 through February 2010, was Executive Vice President, Worldwide Pharmaceutical Operations, in which capacity he oversaw several new product launches. Prior to that, Mr. Roche served in a variety of sales and marketing positions at SmithKline Beecham, a global pharmaceutical company. Mr. Roche served on the board of directors of Intercept Pharmaceuticals, Inc., a development stage pharmaceutical company focused on metabolic diseases, from 2008 to 2011 and on the board of directors of LifeCell Corporation, a publicly traded medical device company focusing on tissue repair products. Mr. Roche currently serves as a Trustee of The Westtown School. Mr. Roche holds a BA in Spanish and history from Colgate University and an MBA from The Wharton School at the University of Pennsylvania.

Key Attributes, Experience and Skills: With more than 25 years of international pharmaceutical industry experience, Mr. Roche's extensive expertise in pharmaceutical product development, commercialization and marketing, his substantial experience in launching pharmaceutical products and his involvement in the development of public pharmaceutical companies make him a valuable member of our Board of Directors.

NuPathe Inc. Proxy Statement -- 9

Directors with Terms Expiring at the Annual Meeting and Not Standing for Election:

Michael C. Diem, MD Director since 2008 Age: 41	Dr. Diem has served as one of our directors since July 2008. Dr. Diem has served as the U.S. Director of Business Development for Rare Diseases at GlaxoSmithKline, a global pharmaceutical company, since December 2010. Prior to that he was a Partner at SR One, Limited, the venture capital subsidiary of GlaxoSmithKline, since September 2008 (GlaxoSmithKline beneficially owns approximately 8.0% of our common stock - see the "Security Ownership of Certain Beneficial Owners and Management" section of this Proxy Statement for additional information). Dr. Diem joined SR One as an associate in July 2005. Before joining SR One, Dr. Diem was an associate at Frantz Medical Ventures and practiced as an attending physician. Dr. Diem holds a BA in biological sciences from Rutgers University, an MD from the University of Medicine and Dentistry of New Jersey-Robert Wood Johnson Medical School and an MBA from the Weatherhead School of Management at Case Western Reserve University, completed his residency training at Duke University Medical Center and is an alumnus of the Kauffman Fellows Program.

Key Attributes, Experience and Skills: Dr. Diem's scientific, medical and pharmaceutical background, as well as his investment experience, enable him to advise our Board of Directors on a wide range of strategic and other financial transactions. We are grateful for Dr. Diem's valuable service to NuPathe and its stockholders.
Richard S. Kollender Director since 2007 Age: 41
Mr. Kollender has served as one of our directors since December 2007. Mr. Kollender has served as a Partner at Quaker BioVentures, a venture capital firm with a focus on the life sciences industry, since October 2005. Mr. Kollender joined Quaker BioVentures as a Principal in 2003 (Quaker BioVentures and its affiliates beneficially own approximately 22.8% of our common stock - see the "Security Ownership of Certain Beneficial Owners and Management" section of this Proxy Statement for additional information). Prior to joining Quaker BioVentures, Mr. Kollender served in a variety of sales, marketing and worldwide business development positions at GlaxoSmithKline, as an Investment Manager at SR One and as a Certified Public Accountant with KPMG LLP, with a significant emphasis on the healthcare and emerging businesses sectors. Mr. Kollender holds a BA from Franklin and Marshall College in Accounting and Business Administration and an MBA from the University of Chicago.

Key Attributes, Experience and Skills: Mr. Kollender's strong accounting background, pharmaceutical commercial experience and financial experience in the healthcare and emerging business sectors make him a valuable member of our board of directors. We are grateful for Mr. Kollender's valuable service to NuPathe and its stockholders.

NuPathe Inc. Proxy Statement -- 10

PROPOSAL NO. 2 – APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2010 OMNIBUS INCENTIVE COMPENSATION PLAN

We currently maintain the NuPathe Inc. 2010 Omnibus Incentive Compensation Plan (referred to herein as, the "2010 Plan"), which was originally effective on August 5, 2010. On April 11, 2011, our Board of Directors approved, subject to stockholder approval, an amendment and restatement of the 2010 Plan (referred to herein as, the "Plan" or the "amended and restated Plan") to:

  •
  increase the aggregate share limit for incentive stock options (referred to herein as, "ISOs") from 124,767 shares of common stock to 1,000,000 shares of common stock (Section 4(a));

  •
  increase the individual annual grant limit to any person from 124,767 shares of common stock to 1,000,000 shares of common stock (Section 4(c)(i)); and

  •
  modify the plan's "evergreen provision" to increase the maximum number of shares that may be added to the plan (and to the aggregate share limit for ISOs) each year from 499,070 shares of common stock to 1,500,000 shares of common stock (Section 4(a)).

Section 4(a) of the 2010 Plan provided that each January during the term of the plan an additional number of shares of our common stock shall be added to the plan (and to the aggregate share limit for ISOs) equal to the lesser of (i) five percent (5%) of the total number of shares of our common stock outstanding on the last trading day in December of the immediately preceding calendar year, or (ii) 499,070 shares. This type of provision is commonly referred to as an "evergreen provision." The amended and restated Plan retains this "evergreen provision" and, as noted above, increases the maximum number of shares that may be added to the Plan each year from 499,070 shares to 1,500,000 shares. Other than by virtue of increasing the maximum number of shares that may be added to the plan pursuant to the "evergreen provision", the amendment and restatement does not increase the number of shares authorized for issuance under the 2010 Plan.

Stockholder approval of the amendment and restatement of the 2010 Plan is being sought (i) in order to satisfy NASDAQ listing rules, (ii) so that compensation attributable to grants under the Plan may qualify for an exemption from the deduction limit under section 162(m) of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder (referred to herein as, the "Code") (see discussion of "Federal Income Tax Consequences" below), and (iii) in order for ISOs to meet the requirements of the Code.

A total of 2,237,956 shares of our common stock are authorized for issuance under the 2010 Plan, of which 703,932 shares were available for future grants as of April 15, 2011. Our Board of Directors believes that the number of shares of common stock currently available under the 2010 Plan and expected to become available pursuant to its "evergreen provision," is insufficient to meet our future equity needs. In addition, our Board of Directors believes that it is desirable to increase the 2010 Plan's ISO and individual share limits to provide us with sufficient flexibility to utilize equity awards to attract, retain and motivate top quality employees, directors and consultants. If stockholders do not approve the amendment and restatement of the 2010 Plan at the Annual Meeting, the amendment and restatement will not be effective, and the ISO and individual share limits and the "evergreen provision" will remain as they currently exist under the 2010 Plan. Our Board of Directors believes that the amendment and restatement of the 2010 Plan will further our compensation strategy and is vital to our ability to attract, retain and motivate top quality employees, directors and consultants.

The material features of the amended and restated Plan are summarized below.

Our Board recommends that stockholders vote FOR on Proposal No. 2 to approve the amendment and restatement of the 2010 Plan.

NuPathe Inc. Proxy Statement -- 11

Material Features of the Plan

This summary of the material features of the Plan is not intended to be a complete description of the Plan and is qualified in its entirety by the actual text of the Plan which is attached to this Proxy Statement as Appendix A.

General. The Plan provides that grants may be made in any of the following forms: ISOs, nonqualified stock options (referred to herein as, "NQSOs" and together with ISOs as, "options"), stock awards, stock units, performance units, stock appreciation rights (referred to herein as, "SARs"), dividend equivalents and other stock-based or bonus awards.

A total of 2,237,956 shares of our common stock are authorized for issuance or transfer under the Plan. As of April 15, 2011, (i) 1,456,835 options were outstanding under the Plan with a weighted average exercise price of $4.37 and a weighted average remaining term of 7.8 years, (ii) 77,189 shares had been issued under the Plan as a result of option exercises and vested restricted stock and (iii) 703,932 shares were available for future grants under the Plan. The last reported sale price of our common stock on the NASDAQ Global Market on April 15, 2011 was $6.70. The aggregate number of shares of common stock that may be issued or transferred under the Plan pursuant to ISOs may not exceed 1,000,000 shares.

During the term of the Plan, the number of shares authorized for issuance and the aggregate share limit for ISOs will automatically increase on the first trading day in January each calendar year, beginning in calendar year 2012, by an amount equal to the lesser of 5.0% of the total number of outstanding shares of our common stock on the last trading day in December in the prior calendar year or 1,500,000 shares. This provision is commonly referred to as an "evergreen provision." The Plan also contains annual limits of 1,000,000 shares for all grants to each person participating in the Plan measured in shares of our common stock and $3,000,000 for all grants to each person participating in the Plan measured in cash dollars. Both limits are subject to adjustment as described in the Plan.

If and to the extent any options or SARs, including options and SARs granted under our 2005 Equity Compensation Plan which was merged with and into the Plan (referred to herein as, the "2005 Plan"), terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or if any stock awards, stock units or other stock-based awards, including awards granted under the 2005 Plan, are forfeited, terminated or otherwise not paid in full, the shares subject to such grants will again be available for purposes of the Plan. In addition, if any shares of our common stock are surrendered in payment of the exercise price of an option or SAR, the number of shares available for issuance under the Plan will be reduced only by the net number of shares actually issued upon exercise and not by the total number of shares under which such option or SAR is exercised. If shares of common stock otherwise issuable under the Plan are withheld in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of any grant or the issuance of common stock, then the number of shares of common stock available for issuance under the Plan shall be reduced by the net number of shares issued, vested or exercised under such grant. If any grants are paid in cash, and not in shares of our common stock, any shares of common stock subject to such grants will also be available for future grants.

Administration. The Plan will be administered by our Compensation Committee, and our Compensation Committee will determine all of the terms and conditions applicable to grants under the Plan. Our Compensation Committee will also determine who will receive grants under the Plan and the number of shares of common stock that will be subject to grants, except that grants to members of our Compensation Committee must be authorized by a disinterested majority of our Board of Directors. The Compensation Committee will have sole authority: to (i) determine the individuals to whom grants or bonus awards shall be made under the Plan, (ii) determine the type, size and terms of the grants or bonus awards to be made to each such individual, (iii) determine the time when the grants or bonus

NuPathe Inc. Proxy Statement -- 12

awards will be made, (iv) determine the duration of any applicable vesting, exercise or restriction period, including the criteria for such vesting, exercisability and lapse of restriction and the acceleration of such vesting, exercisability and lapse of restriction, (v) amend the terms of any previously issued grant or bonus award, and (vi) deal with any other matters arising under the Plan.

In connection with stock splits, stock dividends, recapitalizations and certain other events affecting our common stock, our Compensation Committee will make adjustments as it deems appropriate in the maximum number of shares of common stock authorized for issuance as grants, the maximum number of shares of common stock that any individual participating in the Plan may be granted in any year, the number and kind of shares covered by outstanding grants, the kind of shares that may be issued or transferred under the Plan, and the price per share or market value of any outstanding grants.

Eligibility for Participation. All of our employees are eligible to receive grants under the Plan. In addition, our non-employee directors and consultants and key advisors who perform services for us may receive grants under the Plan. Our Compensation Committee shall select the employees, non-employee directors and key advisors to receive grants. As of April 15, 2011, we had 28 employees and 8 non-employee directors.

Types of Awards

Options. Under the Plan, our Compensation Committee will determine the exercise price of the options granted and may grant options to purchase shares of our common stock in such amounts as it determines. Our Compensation Committee may grant options that are intended to qualify as ISOs under Section 422 of the Code, or NQSOs, which are not intended to so qualify. ISOs may only be granted to employees. Anyone eligible to participate in the Plan may receive a grant of NQSOs. The exercise price of an option granted under the Plan cannot be less than the fair market value of a share of our common stock on the date the option is granted. If an ISO is granted to a 10% stockholder, the exercise price cannot be less than 110% of the fair market value of a share of our common stock on the date the option is granted.

A participant may exercise an option that has become exercisable, in whole or in part, by delivering a notice of exercise to the appropriate Company personnel. The exercise price for any option is generally payable in cash; in certain circumstances as permitted by our Compensation Committee, by the surrender of shares of our common stock with an aggregate fair market value on the date the option is exercised equal to the exercise price; by payment through a broker in accordance with procedures established by the Federal Reserve Board; by surrender of the vested portion of the option to us for an appreciation distribution payable in shares of our common stock with a fair market value at the time of the option surrender equal to the dollar amount by which the then fair market value of the shares of common stock subject to the surrendered portion exceeds the aggregate exercise price. The term of an option cannot exceed ten years from the date of grant, except that if an ISO is granted to a 10% stockholder, the term cannot exceed five years from the date of grant. To the extent that the aggregate fair market value of shares of common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs

Except as provided in the grant instrument or as otherwise determined by our Compensation Committee, an option may only be exercised while a grantee is employed by or providing service to us or during an applicable period after termination of employment or service.

Stock Awards. Under the Plan, our Compensation Committee may grant stock awards. A stock award is an award of our common stock that may be subject to restrictions as our Compensation Committee determines. The restrictions, if any, may lapse over a specified period of employment or based on the satisfaction of pre-established criteria, in installments or otherwise, as our Compensation Committee

NuPathe Inc. Proxy Statement -- 13

may determine. The Compensation Committee shall determine the number of shares of common stock to be issued or transferred pursuant to stock awards.

Except to the extent restricted under the grant instrument relating to the stock award, a grantee will have all of the rights of a stockholder as to those shares, including the right to vote and the right to receive dividends or distributions on the shares. All unvested stock awards are forfeited if the grantee's employment or service is terminated for any reason, unless our Compensation Committee determines otherwise.

Stock Units. Under the Plan, our Compensation Committee may grant stock units to anyone eligible to participate in the Plan. Stock units are phantom units that represent shares of our common stock. Each stock unit represents the right of the participant to receive a share of our common stock or an amount of cash based on the value of a share of our common stock, if and when specified conditions are met.

Stock units become payable on terms and conditions determined by our Compensation Committee and will be payable in cash, shares of our common stock, or any combination of the foregoing, as determined by our Compensation Committee. All unvested stock units are forfeited if the grantee's employment or service is terminated for any reason, unless our Compensation Committee determines otherwise.

Stock Appreciation Rights and Other Stock-Based Awards. Under the Plan, our Compensation Committee may grant other types of awards that are based on, measured by or payable to anyone eligible to participate in the Plan in shares of our common stock, including SARs. The Committee may grant SARs to an employee or non-employee director separately or in tandem with any option (for all or a portion of the applicable option). Tandem SARs may be granted either at the time the option is granted or at any time thereafter while the option remains outstanding; provided, however, that, in the case of an ISO, SARs may be granted only at the time of the grant of the ISO. The number of tandem SARs granted to a participant that shall be exercisable during a specified period shall not exceed the number of shares of common stock that the participant may purchase upon the exercise of the related option during such period.

Our Compensation Committee will determine the terms and conditions of such awards, including the base amount of a SAR, which will not be less than the fair market value of a share of our common stock on the date the SAR is granted. A SAR shall be exercisable during the period specified by the Compensation Committee and shall be subject to such vesting and other restrictions as may be specified in the grant instrument. The Compensation Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason.

SARs may only be exercised while the participant is employed by, or providing service to, the Company or during the applicable period after termination of employment or service. A tandem SAR shall be exercisable only during the period when the option to which it is related is also exercisable. When a participant exercises SARs, the participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The appreciation in a SAR shall be paid in shares of our common stock, cash or any combination of the foregoing, as the Compensation Committee shall determine. For purposes of calculating the number of shares of our common stock to be received, shares of common stock shall be valued at their fair market value on the date of exercise of the SAR.

Other stock-based awards, based on or measured by our common stock, may be payable in cash, shares of our common stock or a combination of the two, as the Compensation Committee shall determine.

Performance Units. Under the Plan, our Compensation Committee may grant performance units to anyone eligible to participate in the Plan. Performance units represent a participating interest in a special bonus pool tied to the attainment of pre-established corporate performance objectives based on

NuPathe Inc. Proxy Statement -- 14

one or more performance goals or the right to receive a targeted dollar amount tied to the attainment of pre-established corporate performance objectives based on one or more performance goals. The amount of the bonus pool and the targeted dollar amounts may vary based on the level at which the applicable performance objectives are attained. The value of each performance unit which becomes due and payable upon the attained level of performance shall be determined by dividing the amount of the resulting bonus pool, if any, by the total number of performance units issued and outstanding at the completion of the applicable performance period or based on the threshold, target and maximum amounts that may be paid if the performance goals are met.

Performance units become payable on the attainment of the applicable performance objectives as determined by our Compensation Committee and will be payable in cash, in shares of our common stock, or in any combination of the two, as determined by our Compensation Committee. All unvested performance units are forfeited if the grantee's employment or service is terminated for any reason, unless the committee determines otherwise.

Dividend Equivalents. Under the Plan, our Compensation Committee may grant dividend equivalents in connection with grants of stock units or other stock-based awards made under the Plan. Dividend equivalents entitle the grantee to receive amounts equal to ordinary dividends that are paid on the shares underlying a grant while the grant is outstanding. Our Compensation Committee will determine whether dividend equivalents will be paid currently or accrued as contingent cash obligations. Dividend equivalents may be paid in cash, in shares of our common stock or in a combination of the two. Our Compensation Committee will determine the terms and conditions of the dividend equivalent grants, including whether the grants are payable upon the achievement of specific performance goals.

Qualified Performance-Based Compensation. The Plan permits our Compensation Committee to impose performance goals that must be met with respect to grants of stock awards, stock units, performance units, other stock-based awards and dividend equivalents that are intended to meet the exception for qualified performance-based compensation under Section 162(m) of the Code. Prior to or soon after the beginning of a performance period, our Compensation Committee will establish the performance goals that must be met, the applicable performance periods, the amounts to be paid if the performance goals are met and any other conditions. The Compensation Committee does not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

The performance goals, to the extent designed to meet the requirements of Section 162(m) of the Code, will be based on one or more of the following criteria: cash flow; earnings (including gross margin, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, and net earnings); earnings per share; growth in earnings or earnings per share; stock price; return on equity or average stockholder equity; total stockholder return or growth in total stockholder return either directly or in relation to a comparative group; return on capital; return on assets or net assets; revenue, growth in revenue or return on sales; income or net income; operating income, net operating income or net operating income after tax; operating profit or net operating profit; operating margin; return on operating revenue or return on operating profit; regulatory filings; regulatory approvals; litigation and regulatory resolution goals; other operational, regulatory or departmental objectives; budget comparisons; growth in stockholder value relative to established indexes, or another peer group or peer group index; development and implementation of strategic plans and/or organizational restructuring goals; development and implementation of risk and crisis management programs; improvement in workforce diversity; compliance requirements and compliance relief; safety goals; productivity goals; workforce management and succession planning goals; economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); measures of

NuPathe Inc. Proxy Statement -- 15

customer satisfaction, employee satisfaction or staff development; development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance our revenue or profitability or enhance its customer base; merger and acquisitions; and other similar criteria consistent with the foregoing.

The Compensation Committee will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions, prior to, or soon after the beginning of, the performance period. The Compensation Committee shall certify and announce the results for each performance period to all participants after the announcement of our financial results for the performance period. If and to the extent that the Compensation Committee does not certify that the performance goals have been met, the grants of stock awards, stock units, performance units, other stock-based awards and dividend equivalents for the performance period shall be forfeited or shall not be made, as applicable.

If dividend equivalents are granted as qualified performance-based compensation, the maximum amount of dividend equivalents that may be accrued by a grantee in a calendar year is $1.0 million.

Change of Control. If we experience a change of control, unless our Compensation Committee determines otherwise, all outstanding options and SARs will automatically accelerate and become fully exercisable, the restrictions and conditions on all outstanding stock awards will immediately lapse and all grantees holding stock units, performance units, dividend equivalents and other equity-based awards will receive a payment in settlement of such grants in an amount determined by our Compensation Committee. Our Compensation Committee may also provide that:

  •
  Grantees will be required to surrender their outstanding options and SARs in exchange for a payment, in cash or shares of our common stock, equal to the difference between the exercise price and the fair market value of the underlying shares of common stock;

  •
  After grantees have the opportunity to exercise their options and SARs, any unexercised options and SARs will be terminated on the date determined by our Compensation Committee; or

  •
  All outstanding options and SARs not exercised will be assumed or replaced with comparable options or rights by the surviving corporation (or a parent or subsidiary of the surviving corporation) and other outstanding grants will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation) as determined by our Compensation Committee.

In general terms, a change of control under the Plan occurs if:

  •
  A person, entity or affiliated group, with certain exceptions, acquires more than 50% of our then outstanding voting securities;

  •
  We merge into another entity unless the holders of our voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

  •
  We merge into another entity and the members of our Board of Directors prior to the merger would not constitute a majority of the board of the merged entity or its parent;

  •
  We sell or dispose of all or substantially all of our assets;

  •
  We are liquidated or dissolved; or

  •
  A majority of the members of our Board of Directors is replaced during any 12-month period or less by directors whose appointment or election is not endorsed by a majority of the incumbent directors.

NuPathe Inc. Proxy Statement -- 16

Bonus Awards. The Plan authorizes our Compensation Committee to grant cash bonus awards, which are intended to qualify as "qualified performance-based compensation" for purposes of Section 162(m) of the Code, to executive employees as selected by our Compensation Committee. Our Compensation Committee will impose and specify the performance goals that must be met with respect to the grant of cash bonus awards and the performance period for the performance goals. To satisfy the requirements of Section 162(m) of the Code for qualified performance-based compensation, our Compensation Committee will establish in writing the performance goals that must be met in order to receive payment for the bonus award, the maximum amounts to be paid if the performance goals are met, performance threshold levels that must be met to receive payment for the bonus award, and any other conditions our Compensation Committee determines and to be consistent with the requirements of Section 162(m) of the Code.

Our Compensation Committee will use objectively determinable performance goals based on one or more criteria as described above for qualified performance-based compensation. The Compensation Committee will establish in writing the performance goals that must be met and the target bonus award, and any other conditions, prior to, or soon after the beginning of, the performance period.

Separate and apart from the cash bonus awards, our Compensation Committee may also grant to selected executive employees other bonuses which may be based on individual performance, our performance or such other criteria as determined by our Compensation Committee.

Transferability. Only the grantee may exercise rights under a grant during the grantee's lifetime. A grantee may not transfer those rights except by will or the laws of descent and distribution; provided, however, that a grantee may transfer a grant other than an ISO pursuant to a domestic relations order. Our Compensation Committee may also provide, in a grant agreement, that a grantee may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as the Compensation Committee may determine; provided that the participant receives no consideration for the transfer of an option.

Clawback Rights. Our Compensation Committee may provide that, if a participant breaches any restrictive covenant agreement or otherwise engages in activities that constitute Cause either while employed by, or providing service to, the Company or within a specified period of time thereafter, all grants held by the participant will terminate. We may rescind any exercise of an option or SAR and the vesting of any other grant and delivery of shares upon such exercise or vesting. The Compensation Committee may require that in the event of any such rescission, (i) the participant return to us the shares received upon the exercise of any option or SAR and/or the vesting and payment of any other grant or, (ii) if the participant no longer owns the shares, the participant pay to us the amount of any gain realized or payment received as a result of any sale or other disposition of the shares, net of the price originally paid by the participant for the shares.

Payment by the participant shall be made in such manner and on such terms and conditions as may be required by the Compensation Committee. We shall be entitled to set off against the amount of any such payment any amounts otherwise owed to the participant by us.

Deferrals. Our Compensation Committee may permit or require grantees to defer receipt of the payment of cash or the delivery of shares of common stock that would otherwise be due to the grantee in connection with a grant under the Plan. Our Compensation Committee will establish the rules and procedures applicable to any such deferrals, consistent with the requirements of Section 409A of the Code.

Repricing. Our Compensation Committee may cancel, with the consent of the affected holders, any or all of the outstanding options or SARs, including options or SARs transferred from the 2005 Plan, and in exchange for (i) new options or SARs with an exercise price or base amount per share not less than

NuPathe Inc. Proxy Statement -- 17

the fair market value per share of our common stock on the new grant date or (ii) cash or shares of our common stock. Our Compensation Committee shall also have the authority, with the consent of the affected holders, to reduce the exercise price or base amount of one or more outstanding options or SARs to the then current fair market value per share of our common stock or issue new options or SARs with a lower exercise price or base amount.

Amendment; Termination. Our Board of Directors may amend or terminate the Plan at any time; except that our stockholders must approve any amendment if such approval is required in order to comply with the Code, applicable laws, or applicable stock exchange requirements. Unless terminated sooner by our Board or extended with stockholder approval, the Plan will terminate on August 4, 2020.

Foreign Participants. If any individual who receives a grant under the Plan is subject to taxation in countries other than the U.S., the Plan provides that our Compensation Committee may make grants to such individuals on such terms and conditions as our Compensation Committee determines appropriate to comply with the laws of the applicable countries.

Grants under the Plan

No grant has been or will be made under the Plan that is contingent upon approval of this Proposal No. 2 by our stockholders at the Annual Meeting. Grants under the Plan are discretionary, so it is not currently possible to predict the grants that will be made or who will receive grants under the Plan after the Annual Meeting. For information with respect to grants made in 2010 to our named executive officers, see the "Executive Compensation- 2010 Grants of Plan-Based Awards" section of this Proxy Statement and for information with respect to grants made in 2010 to our non-employee directors, see the "Director Compensation - 2010 Director Compensation" section of this Proxy Statement.

Federal Income Tax Consequences of the Plan

The federal income tax consequences of grants under the Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to grantees, as the consequences may vary with the types of grants made, the identity of the grantees and the method of payment or settlement. This summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the grantees' standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of common stock or payment of cash under the Plan. Future appreciation on shares of common stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of common stock are sold. The tax rate applicable to capital gain will depend upon how long the grantee holds the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.

Exceptions to these general rules arise under the following circumstances:

  •
  If shares of common stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under Section 83(b) of the Code.

  •
  If an employee exercises an option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if the shares of common stock acquired upon exercise of the option are held until the later of (A) one year from the date of

NuPathe Inc. Proxy Statement -- 18

    exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

  •
  A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation's tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1 million in any year. Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it. We intend that options and SARs granted under the Plan will be qualified performance-based compensation.

We have the right to require that grantees pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. Our Compensation Committee may permit a grantee to satisfy our withholding obligation with respect to grants paid in shares of common stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual's minimum applicable withholding tax rate for federal, state and local tax liabilities.

NuPathe Inc. Proxy Statement -- 19

PROPOSAL NO. 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (referred to herein as, the "Dodd-Frank Act"), we are presenting our stockholders with an advisory vote on the compensation paid to our "named executive officers" as disclosed in the "Executive Compensation" section of this Proxy Statement. This advisory vote is commonly referred to as a "Say-on-Pay" vote. Because this is an advisory vote, the stockholder vote will not be binding on us. Nevertheless, our Board of Directors and Compensation Committee value the opinions expressed by our stockholders and will take the outcome of the vote into account in future determinations concerning our executive compensation program.

The following resolution will be presented at the Annual Meeting for stockholder approval:

"RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables contained in the Company's proxy statement for its 2011 Annual Meeting of Stockholders."

Our executive compensation programs are designed to:

  •
  Attract and retain individuals with superior ability and managerial experience;

  •
  Align executive officers' incentives with our corporate strategies, business objectives and the long-term interests of our stockholders; and

  •
  Increase the incentive to achieve key strategic performance measures by linking incentive award opportunities to the achievement of performance objectives in these areas and by providing a portion of total compensation opportunities for executive officers in the form of direct ownership in our company.

We believe the meaningful performance incentives and mix of long-term and short-term compensation, cash and non-cash compensation and forms of non-cash compensation that we utilize as part of our executive compensation program, align the interests of our named executive officers and stockholders and provides an incentive for the long-term continued employment of such executives.

Please refer to the "Executive Compensation" section of this Proxy Statement for additional information regarding our executive compensation programs and the compensation paid to our named executive officers.

Our Board recommends that stockholders vote FOR on Proposal No. 3 to approve, on an advisory basis, the compensation paid to our named executive officers, as stated in the above resolution.

NuPathe Inc. Proxy Statement -- 20

PROPOSAL NO. 4 – ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

Also in accordance with the Dodd-Frank Act, we are presenting our stockholders with an advisory vote on how frequently they would like to cast future "Say-on-Pay" votes (see Proposal No. 3 for a discussion of "Say-on-Pay" votes). Because this an advisory vote, the stockholder vote will not be binding on us. Nevertheless, our Board of Directors and Compensation Committee value the opinions expressed by our stockholders and will carefully consider the outcome of the vote when considering the frequency of future "Say-on-Pay" votes.

Our Board believes that a frequency of every 3 YEARS is the optimal interval for conducting and responding to "Say-on-Pay" votes. This interval between "Say-on-Pay" votes will provide our Board and Compensation Committee sufficient time to attempt to (i) evaluate the stockholders' vote, (ii) determine the nature of any stockholders' concerns with our executive compensation programs, (iii) design and implement changes to attempt to address those concerns, and (iv) determine the effectiveness of those changes before the revised programs are resubmitted to stockholders for another "Say-on-Pay" vote. The 3 YEARS interval will also give stockholders more time to evaluate the effectiveness of our executive compensation programs. Stockholders who have concerns about our executive compensation programs during the interval between "Say-on-Pay" votes are welcome to bring their specific concerns to the attention of our Board of Directors. Please refer to the "Communications with Our Board of Directors or Individual Directors" section of this Proxy Statement for information about communicating with our Board and individual directors.

Our Board recommends that stockholders vote 3 YEARS on Proposal No. 4 concerning the frequency of the advisory vote on executive compensation.

NuPathe Inc. Proxy Statement -- 21

PROPOSAL NO. 5 – RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected KPMG LLP as the Company's independent registered public accounting firm for 2011. This selection will be presented to stockholders for ratification at the Annual Meeting. KPMG LLP has served as our auditor since 2006. One or more representatives of KPMG LLP is expected to attend the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions from our stockholders.

Although stockholder ratification of the selection of KPMG LLP is not required by our bylaws or otherwise, the Board believes that it is desirable to give our stockholders the opportunity to ratify this selection as a matter of good corporate governance. If this proposal is not approved at the Annual Meeting, our Audit Committee will reconsider, but may not change, its selection of KPMG LLP as our independent registered public accounting firm for 2011. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the selection of a different independent registered public accounting firm during the year if the Audit Committee determines such a change is advisable.

Information regarding the fees paid to KPMG LLP for services rendered in 2010 and 2009 and our policies and procedures for the approval of such fees is set forth below.

Fees Paid to Independent Registered Public Accounting Firm

Aggregate "Audit Fees" paid to KPMG LLP for services rendered during 2010 and 2009 was $902,014 and $33,000, respectively. These amounts consist of fees paid for professional services rendered with respect to annual audits and quarterly reviews of our financial statements, the issuance of a comfort letter in connection with our initial public offering and the issuance of consents in connection with registration statements we filed with the SEC. No other fees were paid to KPMG LLP in 2010 or 2009.

Pre-Approval Policies and Procedures

Our Audit Committee has established a policy that requires it to pre-approve all services provided by the Company's independent registered public accounting firm and the fees for such services. The prior approval of our Audit Committee was obtained for all services provided by KPMG LLP in 2010 and 2009 and the fees for such services.

Our Board recommends that stockholders vote FOR on Proposal No. 5 to ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for 2011.

OTHER MATTERS AND DISCRETIONARY VOTING AUTHORITY

The Board of Directors is not aware of any other matters that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the proxy holders will have authority to vote the shares represented thereby on such matters in accordance with their judgment.

NuPathe Inc. Proxy Statement -- 22

EXECUTIVE OFFICERS AND KEY EMPLOYEE

Biographical information regarding our executive officers and key employee is set forth below. Each executive officer and key employee is elected annually by our Board and serves until his or her successor is appointed and qualified, or until such individual's earlier resignation or removal.

Executive Officers:

Jane H. Hollingsworth Founder Chief Executive Officer since 2005	Please refer to the "Proposal No. 1 – Election of Directors" section of this Proxy Statement for Ms. Hollingsworth's biographical information.
Terri B. Sebree Founder President since 2005
Ms. Sebree is one of our founders and has served as our President since February 2005. Prior to founding our company, Ms. Sebree served as Senior Vice President, Development of Auxilium. Prior to joining Auxilium, Ms. Sebree served as Executive Vice President, U.S. Operations at IBAH. Prior to that, Ms. Sebree served in a variety of management roles with Abbott Laboratories for over nine years. Ms. Sebree holds a BS from Texas A&M University. Age: 53.
Keith A. Goldan Vice President and Chief Financial Officer since 2008
Mr. Goldan has served as our Vice President and Chief Financial Officer since November 2008. Previously, Mr. Goldan served as Chief Financial Officer of PuriCore plc, a medical technology company listed on the London Stock Exchange, from October 2004 through October 2008. Mr. Goldan also served as a member of PuriCore's board of directors. Prior to that, Mr. Goldan served as Vice President and Chief Financial Officer of Biosyn, Inc., a specialty pharmaceutical company, and in a variety of roles with ViroPharma Incorporated, Century Capital Associates, a specialty consulting firm with a focus on capital strategy for healthcare clients, and the Healthcare & Life Sciences Practice of KPMG LLP. Mr. Goldan holds a BA from the Robert H. Smith School of Business at the University of Maryland and an MBA from The Wharton School at the University of Pennsylvania. Age: 40.
Gerald W. McLaughlin Vice President Commercial Operations since 2007
Mr. McLaughlin has served as our Vice President Commercial Operations since September 2007. Previously, Mr. McLaughlin served in a variety of roles at Endo Pharmaceuticals, a specialty pharmaceutical company, including Senior Director, Strategic Marketing from January 2007 through August 2007, Regional Sales Director from July 2005 through December 2006, Group Marketing Director, Pain Products from November 2002 through June 2005 and Marketing Director. Prior to that, Mr. McLaughlin served in a variety of marketing and sales roles at Merck for 11 years. Mr. McLaughlin holds a BA from Dickinson College and an MBA from Villanova University. Age: 43.

NuPathe Inc. Proxy Statement -- 23

Michael F. Marino Vice President, General Counsel and Secretary since 2010
Mr. Marino has served as our Vice President, General Counsel and Secretary since October 2010. Prior to joining NuPathe, Mr. Marino practiced law at the firm of Morgan, Lewis & Bockius LLP from March 2005 to October 2010 and at the firm of WilmerHale LLP from October 2001 to March 2005. While at Morgan, Lewis & Bockius and WilmerHale, Mr. Marino's practice focused on advising life science and other companies on a wide-range of matters, including mergers and acquisitions, securities offerings, corporate financings, securities law compliance, corporate governance, and other general corporate matters. Mr. Marino holds a BS in Accountancy from Villanova University and a JD from Boston College School of Law. Age: 35.
Ezra H. Felker Vice President Business Development since 2006
Mr. Felker has served as our Vice President Business Development since January 2006. Previously, Mr. Felker served as an Entrepreneur in Residence at BioAdvance, an initiative of the Commonwealth of Pennsylvania committed to funding early stage life sciences companies, from June 2005 through December 2005. Prior to that, Mr. Felker served as Associate Vice President, BTG Ventures at BTG International Inc., Manager, Business Development at Icagen, Inc. and as a protein chemist at Hybritech and Biosite Diagnostics. Mr. Felker holds a BS from the University of California, San Diego and an MBA from the Weatherhead School of Management at Case Western Reserve University. Age: 41.
Key Employee:
Mark W. Pierce, MD, PhD Chief Scientific Officer since 2006
Dr. Pierce has served as our Vice President and Chief Scientific Officer since October 2006. Previously, Dr. Pierce served as a Senior Vice President of Pfizer's Global Research and Development from July 2002 through October 2005. Dr. Pierce holds a BA and a PhD from Northwestern University and an MD from Northwestern University Medical School. He received his postgraduate training in internal medicine at the Peter Bent Brigham Hospital and Massachusetts General Hospital in Boston. Dr. Pierce was previously an Instructor in Medicine and Assistant Professor of Medicine at Harvard Medical School. Age: 62.

NuPathe Inc. Proxy Statement -- 24

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us concerning the beneficial ownership of our common stock as of March 31, 2011 for:

  •
  each person known by us to beneficially own more than 5% of our common stock;

  •
  each of our directors (including director nominees);

  •
  each of our executive officers; and

  •
  all of our directors (including director nominees) and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In general, a person is deemed to be the beneficial owner of (i) any shares of our common stock over which such person has sole or shared voting power or investment power, plus (ii) any shares which such person has the right to acquire beneficial ownership of within 60 days of March 31, 2011, whether through the exercise of options, warrants or otherwise.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (19)	Percent of Class (20)
Greater Than 5% Beneficial Owners:
Quaker BioVentures II, L.P. and its affiliates (2)	3,325,712	22.8%
Safeguard Scientifics, Inc. (3)	2,651,128	18.2%
Battelle Ventures, L.P. and its affiliates (4)	1,442,810	9.9%
Birchmere Ventures III, L.P. and its affiliates (5)	1,277,049	8.8%
GlaxoSmithKline plc and its affiliates (6)	1,166,846	8.0%
The Bank of New York Mellon Corporation (7)	972,005	6.7%
Directors (including Director Nominees) and Executive Officers (1):
Jane H. Hollingsworth (8)	393,205	2.7%
Terri B. Sebree (9)	281,554	1.9%
Ezra H. Felker (10)	77,639	*
Keith A. Goldan (11)	67,107	*
Gerald W. McLaughlin (12)	63,430	*
Michael F. Marino	—	—
Michael Cola (13)	27,966	*
Jeanne Cunicelli (14)	—	—
Michael C. Diem, MD (15)	—	—
William Federici	—	—
Richard S. Kollender (16)	3,325,712	22.8%
Gary J. Kurtzman, MD (17)	—	—
Robert P. Roche, Jr.	—	—
Wayne P. Yetter	—	—
All Directors (including Director Nominees) and Executive Officers as a Group (14 persons) (18):	4,236,612	28.0%

*
Less than 1%.

(1)
The address for each of our directors, directors nominees and executive officers is c/o NuPathe Inc., 227 Washington Street, Suite 200, Conshohocken, Pennsylvania, 19428.

NuPathe Inc. Proxy Statement -- 25

(2)
Includes with respect to Quaker BioVentures II, L.P. (referred to herein, as "Quaker") (i) 2,793,182 shares of common stock and (ii) 37,524 shares of common stock issuable upon the exercise of a warrant within 60 days of March 31, 2011. Includes with respect to BioAdvance Ventures, L.P. (referred to herein, as "BioAdvance") (i) 491,879 shares of common stock and (ii) 3,127 shares of common stock issuable upon the exercise of a warrant within 60 days of March 31, 2011. The information for Quaker and BioAdvance was obtained from the Schedule 13G filed by these entities with the SEC on February 15, 2011 reporting beneficial ownership in our common stock. The address of Quaker is Cira Center, 2929 Arch Street, Philadelphia, PA 19104-2868.

Richard S. Kollender, a member of our Board of Directors, serves in a variety of roles related to Quaker and BioAdvance. Mr. Kollender is a Vice President of Quaker BioVentures Management, LLC, which is the general partner of Quaker BioVentures Management, L.P., which is the management company for Quaker. Mr. Kollender is also a Vice President of Quaker BioVentures Capital II, LLC, which is the general partner of Quaker BioVentures Capital II, L.P., which is the general partner of Quaker. Mr. Kollender is also a partner of Quaker BioVentures Management, L.P. and a limited partner of Quaker BioVentures Capital II Joint Venture, L.P., which is a limited partner of Quaker BioVentures Capital II, L.P. Mr. Kollender is also a Vice President of Quaker BioAdvance Management, LLC, the general partner of Quaker BioAdvance Management, L.P., which is the manager of BioAdvance. Mr. Kollender is also a partner of Quaker Joint Venture, which is a limited partner of Quaker BioVentures Capital, L.P., which is a limited partner of BioAdvance GP I, L.P., which is the general partner of BioAdvance. Mr. Kollender disclaims beneficial ownership of the securities held by Quaker and BioAdvance, except to the extent of his pecuniary interest therein.

(3)
Consists of (i) 2,632,366 shares of common stock and (i) 18,762 shares of common stock issuable upon the exercise of a warrant within 60 days of March 31, 2011. Safeguard Scientifics, Inc. is the parent company of Safeguard Delaware, Inc., which holds these securities. The information for Safeguard Scientifics and Safeguard Delaware was obtained from the Schedule 13G filed by these entities with the SEC on February 9, 2011 reporting beneficial ownership in our common stock. The address of Safeguard Scientifics is 435 Devon Park Drive, Building 800, Wayne, PA 19087.

Gary J. Kurtzman, MD, a member of our Board of Directors, is a Senior Vice President and Managing Director of Safeguard Scientifics. Dr. Kurtzman disclaims beneficial ownership of the shares of securities held by Safeguard Delaware, except to the extent of his pecuniary interest therein.

(4)
Includes with respect to Battelle Ventures, L.P. (i) 1,266,380 shares of common stock and (ii) 8,443 shares of common stock issuable upon the exercise of a warrant within 60 days of March 31, 2011. Includes with respect to Innovation Valley Partners, LP, an affiliate of Battelle Ventures, (i) 167,049 shares of common stock and (ii) 938 shares of common stock issuable upon the exercise of a warrant within 60 days of March 31, 2011. The information for Battelle and Innovation Valley Partners was obtained from the Schedule 13G filed by these entities with the SEC on August 17, 2010 reporting beneficial ownership in our common stock. The address of Battelle Ventures is 103 Carnegie Center, Suite 100, Princeton, NJ 08540.

(5)
Includes with respect to Birchmere Ventures III TSIB, L.P. (referred to herein, as "Birchmere TSIB") (i) 454,908 shares of common stock and (ii) 2,439 shares of common stock issuable upon the exercise of a warrant within 60 days of March 31, 2011. Includes with respect to Birchmere Ventures III, L.P. (referred to herein, as "Birchmere") (i) 815,366 shares of common stock and (ii) 4,336 shares of common stock issuable upon the exercise of a warrant within 60 days of March 31, 2011. The information for Birchmere TSIB and Birchmere was obtained from the Schedule 13G filed by these entities with the SEC on March 25, 2011 reporting beneficial ownership in our common stock. The address of Birchmere is 2835 East Carson Street, Suite 208, Pittsburgh, PA 15203.

NuPathe Inc. Proxy Statement -- 26

  Jeanne Cunicelli, a member of our Board of Directors, is an Investment Partner of Bay City Capital LLC, which is the manager of BV3GP Investors, LLC, which is the managing member of BV3 LLC, which is the general partner of BV3 Management LP, which is the general partner of Birchmere and the general partner of Birchmere TSIB. Ms. Cunicelli disclaims beneficial ownership of the securities held by the funds managed by Bay City Capital LLC, except to the extent of her pecuniary interest therein.

(6)
Consists of (i) 1,151,211 shares of common stock and (ii) 15,635 shares of common stock issuable upon the exercise of a warrant within 60 days of March 31, 2011. GlaxoSmithKline plc is the parent company of SR One, Limited, which holds these securities. The information for SR One was obtained from the Schedule 13G filed by GlaxoSmithKline with the SEC on February 14, 2011 reporting beneficial ownership in our common stock. The address of GlaxoSmithKline is 980 Great West Road, Brentford, Middlesex, TW8 9GS ENGLAND.

Michael C. Diem, MD, a member of our Board of Directors, is the U.S. Director of Business Development for Rare Diseases at GlaxoSmithKline and former Partner at SR One. Dr. Diem disclaims beneficial ownership of the securities held by SR One, except to the extent of his pecuniary interest therein.

(7)
The information for The Bank of New York Mellon Corporation was obtained from the Schedule 13G filed by such entity with the SEC on February 4, 2011 reporting beneficial ownership in our common stock. The address of The Bank of New York Mellon Corporation is One Wall Street, 31st Floor, New York, New York 10286.

(8)
Consists of (i) 206,077 shares of common stock, which includes 6,238 shares of common stock held by Jane Hollingsworth 2000 Irrevocable Family Trust I, and 6,238 shares of common stock held by Bradford Hollingsworth 2000 Irrevocable Family Trust I, (ii) 186,972 shares of common stock issuable upon the exercise of stock options within 60 days of March 31, 2011, and (iii) 156 shares of common stock issuable upon the exercise of a warrant within 60 days of March 31, 2011. Ms. Hollingsworth disclaims beneficial ownership of the shares held by the Jane Hollingsworth 2000 Irrevocable Family Trust I and the Bradford Hollingsworth 2000 Irrevocable Family Trust I.

(9)
Consists of 168,436 shares of common stock and 113,118 shares of common stock issuable upon the exercise of stock options within 60 days of March 31, 2011.

(10)
Consists of (i) 7,919 shares of common stock, (ii) 6,435 shares of common stock held by Mr. Felker in his IRA account, (iii) 63,145 shares of common stock issuable upon the exercise of stock options within 60 days of March 31, 2011 and (iv) 140 shares of common stock issuable upon the exercise of a warrant within 60 days of March 31, 2011.

(11)
Consists of 4,792 shares of common stock and 62,315 shares of common stock issuable upon the exercise of stock options within 60 days of March 31, 2011.

(12)
Consists of 63,430 shares of common stock issuable upon the exercise of stock options within 60 days of March 31, 2011.

(13)
Consists of 27,966 shares of common stock issuable upon the exercise of stock options within 60 days of March 31, 2011.

(14)
Ms. Cunicelli is an Investment Partner of Bay City Capital LLC, which is the manager of BV3GP Investors, LLC, which is the managing member of BV3 LLC, which is the general partner of BV3 Management LP, which is the general partner of Birchmere and the general partner of Birchmere TSIB. Ms. Cunicelli may be considered to have beneficial ownership of the securities held by Birchmere and Birchmere TSIB. Ms. Cunicelli disclaims beneficial ownership of all such securities, except to the extent of her pecuniary interest therein. See note 5 above.

NuPathe Inc. Proxy Statement -- 27

(15)
Dr. Diem is the U.S. Director of Business Development for Rare Diseases at GlaxoSmithKline and former Partner at SR One. Dr. Diem may be considered to have beneficial ownership of the securities held by SR One. Dr. Diem disclaims beneficial ownership of all such securities, except to the extent of his pecuniary interest therein. See note 6 above.

(16)
Mr. Kollender serves in a variety of roles related to Quaker and BioAdvance, and may be considered to have beneficial ownership of the securities held by Quaker and BioAdvance. Mr. Kollender disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein. See note 2 above.

(17)
Dr. Kurtzman is a Senior Vice President and Managing Director of Safeguard Scientifics and may be considered to have beneficial ownership of the securities held by Safeguard Delaware. Dr. Kurtzman disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein. See note 3 above.

(18)
Consists of (i) 3,678,719 shares of common stock, (ii) 516,946 shares of common stock issuable upon the exercise of stock options within 60 days of March 31, 2011 and (iii) 40,947 shares of common stock issuable upon the exercise of a warrant within 60 days of March 31, 2011.

(19)
The persons and entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them (subject to applicable community property laws), unless otherwise specified in the footnotes applicable to such person or entity.

(20)
An aggregate of 14,558,461 shares of our common stock were outstanding on March 31, 2011. Percentage of class is calculated for each person or group separately by dividing (x) the number of shares reported in the table as beneficially owned by such person or group, by (y) 14,558,461 shares plus the number of shares that such person or group has the right to acquire beneficial ownership of within 60 days of March 31, 2011.

NuPathe Inc. Proxy Statement -- 28

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (referred to herein as, the "Exchange Act") requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file initial reports of their ownership of our common stock and reports of changes in such ownership with the SEC. Based on information furnished to us by such persons, we believe all such filing requirements were satisfied for 2010.

EQUITY COMPENSATION PLAN INFORMATION

We have two compensation plans under which we are authorized to issue equity securities: (i) the 2010 Plan and (ii) our 2010 Employee Stock Purchase Plan (referred to herein as, the "2010 ESPP"). Both plans have been approved by our stockholders. The following table presents information about the securities authorized for issuance under these compensation plans as of December 31, 2010.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders (1)	1,415,106	(1)	$4.22	439,660	(2)(3)
Equity compensation plans not approved by security holders	—		—	—
Total	1,415,106		$4.22	439,660

(1)
Represents 1,415,106 shares of common stock issuable under the 2010 Plan.

(2)
Represents 314,893 shares of common stock issuable under the 2010 Plan and 124,767 shares of common stock issuable under the 2010 ESPP.

(3)
Pursuant to the terms of the 2010 Plan, on the first trading day of January of each year, the number of shares of common stock available for issuance under the plan is automatically increased by the lesser of (i) 5% of the total number of shares of our common stock outstanding on the last trading day in December of the immediately preceding calendar year, and (ii) 499,070 shares. Pursuant to the terms of the 2010 ESPP, on the first trading day of January of each year, the number of shares of common stock available for issuance under the 2010 ESPP is automatically increased by the lesser of (i) 1% of the total number of shares of our common stock outstanding on the last trading day in December of the immediately preceding calendar year, and (ii) 62,383 shares. On January 3, 2011, the number of shares available for future issuance under the 2010 Plan was increased by 499,070 shares and the number of shares available for future issuance under the 2010 ESPP was increased by 62,383 shares - these increases are not reflected in the above table which is as of December 31, 2010.

NuPathe Inc. Proxy Statement -- 29

CORPORATE GOVERNANCE

Our Board of Directors

Our Board of Directors currently consists of 9 directors. The size of the Board will be reduced to 7 directors at the Annual Meeting. During 2010, there were 18 meetings of our Board and a total of 14 committee meetings. Each director attended at least 75% of the aggregate number of Board meetings held in 2010 and 75% of the number of meetings held by all of the committees on which he or she served in 2010. Our independent directors have the opportunity to meet separately in executive session following each regularly scheduled Board meeting. Directors are expected to attend the Annual Meeting.

Committees of Our Board of Directors

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees operates under a written charter that has been approved by the Board. These charters are available on our website at www.nupathe.com under the "Investor Relations – Corporate Governance" page.

Audit Committee

The members of our Audit Committee are Mr. Kollender (Chairman), Ms. Cunicelli, Mr. Federici and Mr. Roche. Our Board of Directors has determined that each member of the Audit Committee is independent within the meaning of Rule 10A-3 under the Exchange Act and NASDAQ listing rules. In addition, our Board of Directors has determined that Mr. Kollender and Mr. Federici each qualify as an "audit committee financial expert" within the meaning of SEC regulations and NASDAQ listing rules.

The Audit Committee held 9 meetings during 2010. The responsibilities of the Audit Committee include, among other things:

  •
  Retaining, appointing, setting compensation of and evaluating the performance, independence, internal quality control procedures and qualifications of our independent auditors;

  •
  Reviewing and approving in advance the engagement of our independent auditors to perform audit services and any permissible non-audit services;

  •
  Reviewing with our independent auditor the planning and staffing of the audit, including the rotation requirements and other independence rules;

  •
  Reviewing our annual and quarterly financial statements and reports, discussing the statements and reports with our independent auditors and management and recommending to the Board whether to include the financial statements in the annual reports filed with the SEC;

  •
  Reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation, matters concerning the scope, adequacy and effectiveness of our financial controls, effects of alternative Generally Accepted Accounting Principles (GAAP) methods on our financial statements and any correspondence or reports that raise issues with or could have a material effect on our financial statements;

  •
  Reviewing any earnings announcements and other financial information and earnings guidance provided to analysts, the investment community and ratings agencies;

  •
  Establishing procedures for the receipt, retention and treatment of complaints received by us, and the anonymous submission by employees of concerns, regarding financial controls, accounting or auditing matters;

NuPathe Inc. Proxy Statement -- 30

  •
  Preparing the audit committee report required by the rules of the SEC, which is included in this Proxy Statement under the heading "Audit Committee Report";

  •
  Reviewing the reports of the Chief Executive Officer and Chief Financial Officer during their certification process for our Form 10-K and Form 10-Q filings with the SEC;

  •
  Reviewing and, if acceptable, approving any related person transactions and establishing and reviewing our code of business conduct and ethics;

  •
  Reviewing our risk assessment, risk management, financial disclosure and accounting policies on a periodic basis;

  •
  Reviewing and assessing the adequacy of our audit committee charter on an annual basis;

  •
  Overseeing our disclosure controls and procedures, including internal controls over our financial reporting, and reviewing and discussing our management's annual report on the effectiveness of our internal control over financial reporting;

  •
  Reviewing and assessing, on a periodic basis, our systems to monitor compliance with applicable laws and regulations and meeting periodically with our Chief Compliance Officer, General Counsel and other senior personnel responsible for the our compliance with such legal and regulatory requirements;

  •
  Setting policies for our hiring of employees or former employees of our independent auditors; and

  •
  Making regular reports to our Board regarding the audit committee's activities, including reviewing any issues realized during the audit committee's performance of its responsibilities.

Compensation Committee

The members of our Compensation Committee are Dr. Kurtzman (Chairman), Mr. Cola and Mr. Kollender. Our Board of Directors has determined that each member of the Compensation Committee is independent within the meaning of the NASDAQ listing rules and qualifies as a "non-employee director" (as defined under Rule 16b-3 under the Exchange Act) and an "outside director" (as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended).

Our Compensation Committee held 5 meetings during 2010. The responsibilities of the Compensation Committee include, among other things:

  •
  Establishing corporate goals and objectives relevant to compensation of our executive officers and evaluating the performance of such executive officers in light of those goals and objectives;

  •
  In the case of our Chief Executive Officer, recommending to the independent members of our Board of Directors the appropriate compensation package for her and, in the case of our other executive officers, determining the appropriate compensation for them;

  •
  Reviewing and approving for our executive officers the other terms of their employment, including employment agreements, severance arrangements and change in control protections;

  •
  Periodically reviewing and evaluating for continuing appropriateness, any existing employee agreements and change in control agreements with our executive officers;

  •
  Adopting and recommending to our Board of Directors the approval of a comprehensive statement of executive compensation policy, strategy and principles and periodically reviewing and evaluating the effectiveness of such policy in achieving expected benefits to us;

  •
  Reviewing our compensation plans and approving and recommending to our Board of Directors for its approval the initial adoption or material modification of such plans;

NuPathe Inc. Proxy Statement -- 31

  •
  Implementing and administering our incentive compensation plans;

  •
  Overseeing and reviewing the operation of our plans subject to the Employee Retirement Income Security Act of 1974, as amended;

  •
  Evaluating and recommending to our Board of Directors the appropriate level of director compensation and ensuring that any payments to directors other than in their capacity as directors are fully and properly disclosed;

  •
  Selecting peer groups of companies to be used for determining competitive compensation packages;

  •
  Reviewing and discussing with management our disclosures under the "Executive Compensation - Compensation Discussion and Analysis" section of this Proxy Statement and recommending to our Board of Directors the inclusion of such information in this Proxy Statement;

  •
  Preparing the compensation committee report required by the rules of the SEC, which is included in this Proxy Statement under the heading "Compensation Committee Report"; and

  •
  Reviewing and assessing the adequacy of our compensation committee charter on an annual basis.

Nominating and Corporate Governance Committee

The members of our Nominating Committee are Mr. Cola (Chairman), Ms. Cunicelli and Dr. Diem. Our Board of Directors has determined that each member of the Nominating Committee is independent within the meaning of NASDAQ listing rules.

The Nominating Committee was constituted upon the closing of our initial public offering on August 2010. The Nominating Committee did not hold any meetings in 2010. The responsibilities of the Nominating and Corporate Governance Committee include, among other things:

  •
  Identifying, reviewing, evaluating, nominating and recommending candidates to serve on our Board of Directors and each of its committees;

  •
  Considering and recommending to our Board of Directors the appropriate size and composition of our Board of Directors;

  •
  Evaluating the performance of and, when determined appropriate, approving current members of our Board of Directors standing for reelection;

  •
  Reviewing and recommending to our Board of Directors an appropriate course of action upon the resignation of current Board members or any planned expansion of the Board;

  •
  Recommending to our Board of Directors the responsibilities and structure of each committee of the Board;

  •
  Establishing and assessing our corporate governance guidelines and recommending any amendments to such guidelines to our Board of Directors;

  •
  Reviewing and assessing the adequacy of our restated certificate of incorporation, bylaws and charters of any committee of our Board of Directors and recommending any necessary modifications to such documents to our Board of Directors;

NuPathe Inc. Proxy Statement -- 32

  •
  Reviewing all stockholder proposals submitted to us and recommending to our Board of Directors appropriate action on each such proposal; and

  •
  Reviewing and assessing the adequacy of our nominating and corporate governance committee charter on an annual basis.

Board Leadership and Structure

The positions of our Chairman of the Board and Chief Executive Officer are separated. Although our bylaws do not require that these positions be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer must devote to her position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board of Directors' oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. This leadership structure also is preferred by a significant number of our stockholders. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure.

The Board's Role in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under the "Risk Factors" section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which is available on our website under the "Investor Relations – SEC Filings" page. Our Board of Directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees above, but the full Board of Directors has retained responsibility for general oversight of risks. Our Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee's considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Our Board of Directors believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight.

NuPathe Inc. Proxy Statement -- 33

DIRECTOR INDEPENDENCE AND RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Director Independence and Relationships

Under NASDAQ listing rules, a director will only qualify as an "independent director" if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that each of our directors, with the exception of Ms. Hollingsworth, is an independent director under NASDAQ listing rules. In making such determination, the Board considered the relationships that each such non-employee director has with our company and all other facts and circumstances that the Board deemed relevant in determining their independence. In considering the independence of our directors, our Board considered each director's beneficial ownership of our common stock and with respect to Ms. Cunicelli, Dr. Diem, Mr. Kollender and Dr. Kurtzman, the association of such directors with certain beneficial owners of more than five percent of our common stock. Please refer to the biographies of these directors in the "Proposal No. 1 – Election of Directors" section of this Proxy Statement for details regarding such associations.

Compensation Committee Interlocks and Insider Participation

During 2010 and as of the date of this Proxy Statement, none of the members of our Compensation Committee was or is an officer or employee of the Company, and no executive officer of the Company served or serves on the compensation committee (or other board committee performing a similar function) or board of directors of any company that employed or employs any member of our Compensation Committee or Board of Directors as an executive officer.

Policies and Procedures for Transactions with Related Persons

In connection with our initial public offering in August 2010, our Board of Directors adopted written policies and procedures for the review and approval of "related person transactions" as defined under SEC rules. Under SEC rules, a related person transaction is any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or beneficial owners of more than 5% of our common stock, or their immediate family members (each of whom we refer to as a "related person") has a direct or indirect material interest.

Under our policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to our Audit Committee, or, where review by our Audit Committee would be inappropriate, to another independent body of our Board of Directors, for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. To identify related person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our Audit Committee or other independent body of our Board of Directors takes into account the relevant available facts and circumstances including:

  •
  The risks, costs and benefits to us;

  •
  The impact on a director's independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

  •
  The terms of the transaction;

NuPathe Inc. Proxy Statement -- 34

  •
  The availability of other sources for comparable services or products; and

  •
  The terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

In reviewing a related person transaction, our Audit Committee or other independent body of our Board of Directors will determine whether, in its good faith exercise of discretion and in light of known circumstances, the transaction is in, or is not inconsistent with, the best interests of us and our stockholders. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

Transactions with Related Persons

Set forth below is a description of our related person transactions in 2010. These transactions occurred prior to the adoption of our related person transaction policy described above. Nevertheless, each of these transactions, and the interests of the related persons therein, were reviewed and approved by our Board of Directors. Please refer to the "Security Ownership of Certain Beneficial Owners and Management" section of this Proxy Statement for additional information regarding the beneficial ownership of the stockholders named below and their association with certain of our directors.

April 2010 Convertible Notes

In April 2010, we sold $10.1 million in gross principal amount of convertible promissory notes (referred to herein as, the "April 2010 Convertible Notes"), in a private placement transaction to the related persons named in the table below. The April 2010 Convertible Notes accrued interest at a rate equal to 8% per annum, compounding monthly, and had a maturity date of December 31, 2010, unless converted prior thereto. In August 2010, pursuant to the terms of the April 2010 Convertible Notes, all principal and interest due under the April 2010 Convertible Notes were automatically converted into shares of our common stock at a 20% discount to our $10.00 per share initial public offering price.

The following shows the principal amount of April 2010 Convertible Notes purchased by related persons and the shares of common stock received by such persons upon the conversion of the notes and accrued interest thereon.

Related Persons	Initial Principal Amount of Note ($)	Accrued Interest ($)	Shares Issued Upon Automatic Conversion (#)
Greater Than 5% Beneficial Owners:
Quaker BioVentures II, L.P.	3,396,226	92,781	436,125
Safeguard Scientifics, Inc. (through Safeguard Delaware)	2,716,981	74,224	348,900
GlaxoSmithKline plc (through SR One, Limited)	1,132,075	30,927	145,375
Battelle Ventures, L.P. and its affiliates	1,358,491	37,112	174,450
Birchmere Ventures III, L.P. and its affiliates	1,396,227	37,757	179,247
Executive Officers:
Jane H. Hollingsworth	50,000	1,366	6,420
Keith A. Goldan	7,500	205	963

NuPathe Inc. Proxy Statement -- 35

Participation in Initial Public Offering

In August 2010 we completed our initial public offering of common stock selling 5,000,000 shares at an offering price of $10.00 per share, resulting in gross proceeds to us of $50,000,000. The following shows the number of shares of common stock purchased by related persons in the offering.

Related Persons	Shares of Common Stock Purchased (#)	Purchase Price for Common Stock ($)
Greater Than 5% Beneficial Owners:
Quaker BioVentures II, L.P.	529,849	5,298,490
Safeguard Scientifics, Inc. (through Safeguard Delaware, Inc.)	352,169	3,521,690
Battelle Ventures, L.P. and its affiliates	293,590	2,935,900
GlaxoSmithKline plc (through SR One, Limited)	242,568	2,425,680
Birchmere Ventures III, L.P. and its affiliates	81,824	818,240

NuPathe Inc. Proxy Statement -- 36

DIRECTOR COMPENSATION

General

Our Compensation Committee reviews and makes recommendations to the Board of Directors with respect to director compensation. In connection with our initial public offering, our Compensation Committee engaged Radford, a division of Aon Corporation (referred to herein, as "Radford"), an independent compensation consultant, to (i) perform a review of our overall director and executive compensation, (ii) benchmark such compensation in relation to other comparable publicly traded companies with which we may compete for talent, and (iii) provide recommendations to ensure that our compensation programs continue to enable us to attract and retain qualified directors and executives through competitive compensation packages.

Based on its review of the director compensation practices of our peer group (the companies comprising our peer group for this purpose are identified in the "Executive Compensation - Compensation Discussion and Analysis" section of this Proxy Statement), Radford recommended that we compensate directors with a combination of cash, to compensate directors for their service, and equity, to align their interests with the long-term interests of our stockholders. Radford recommended that we align the cash and equity components of director compensation with approximately the 50th percentile of our peer group. Consistent with Radford's recommendation and upon the recommendation of our Compensation Committee, our Board of Directors adopted the non-employee director compensation policy set forth below (referred to herein as, the "Non-Employee Director Compensation Policy"), which became effective on August 5, 2010. Prior to the adoption of the Non-Employee Director Compensation Policy, our directors did not receive cash payment for services rendered as our directors.

Non-Employee Director Compensation Policy

Set forth below is our Non-Employee Director Compensation Policy which became effective on August 5, 2010. Directors who are also our employees receive no additional compensation (beyond their regular employee compensation) for their services as directors. Ms. Hollingsworth is our only director who is also an employee of ours.

Board of Directors:
Director Retainer	$35,000 per year [1]
Chairman Retainer	$35,000 per year (additional) [1]
Annual Option Grant	3,743 options [2]
New Director Option Grant	7,486 options [3]
Audit Committee:
Chairman Retainer	$15,000 per year [1]
Member Retainer	$ 7,500 per year [1]
Compensation Committee:
Chairman Retainer	$10,000 per year [1]
Member Retainer	$ 5,000 per year [1]
Nominating and Corporate Governance Committee:
Chairman Retainer	$ 5,000 per year [1]
Member Retainer	$ 3,500 per year [1]

1
Paid in quarterly installments at the beginning of each calendar quarter for service during the prior quarter. Prior to the beginning of each calendar year (commencing in 2011), directors may submit an election to receive stock options in lieu of quarterly cash payments during the year, in an

NuPathe Inc. Proxy Statement -- 37

  amount based on the Black-Scholes valuation used for financial reporting purposes. Options in lieu of cash compensation are fully vested on the date of grant.

2
Annual option grants are made to all non-employee directors in office after each annual meeting of stockholders. Annual option grants vest in full on the earlier of the day before the following year's annual meeting of stockholders, and the one year anniversary of the grant date, but vest in full earlier upon a change of control of NuPathe or the death or total disability of the director. Effective March 3, 2011, the Board increased the annual option grant to 6,750 options.

3
New director option grants are made on the date that a new non-employee director joins the Board. New director option grants vest one-third per year beginning on the one year anniversary of the grant date, but vest in full earlier upon a change of control of NuPathe or the death or total disability of the director. Effective March 3, 2011, the Board increased the new director option grant to 13,500 options.

2010 Director Compensation

The following table presents information regarding the compensation of our non-employee directors for 2010.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2) (3)	Total ($)
Wayne P. Yetter (Chairman of the Board)	28,038	53,502	81,540
Michael Cola	18,024	53,502	71,526
Jeanne Cunicelli (4)	18,425	53,502	71,927
Michael C. Diem, MD	16,550	53,502	70,052
William J. Federici (5)	—	—	—
Richard S. Kollender (6)	22,030	53,502	75,532
Gary J. Kurtzman, MD (7)	18,024	53,502	71,526
Robert P. Roche, Jr.	15,894	53,502	69,396

(1)
Amounts in this column represent fees earned under the Non-Employee Director Compensation Policy. The annual retainers provided for under the Non-Employee Director Compensation Policy were pro-rated for the portion of the year from August 5, 2010 (the effective date of the Non-Employee Director Compensation Policy) through December 31, 2010.

(2)
Each non-employee director received 7,486 options on August 5, 2010 (the date the registration statement relating to our initial public offering was declared effective). The options have an exercise price of $10.00 per share (which was the initial public offering price per share of our common stock). The options vest in 3 equal annual installments beginning on the first anniversary

NuPathe Inc. Proxy Statement -- 38

  of the grant date. The aggregate number of shares subject to outstanding option awards held by our non-employee directors as of December 31, 2010 was as follows:

Name	Number of Options Outstanding at December 31, 2010
Wayne P. Yetter (Chairman of the Board)	7,486
Michael Cola	40,547
Jeanne Cunicelli	7,486
Michael C. Diem, MD	7,486
William J. Federici	—
Richard S. Kollender	7,486
Gary J. Kurtzman, MD	7,486
Robert P. Roche, Jr.	7,486
(3)
Amounts in this column represent the grant date fair value of option awards granted to non-employee directors during 2010, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (referred to herein, as "FASB ASC Topic 718"). These amounts do not necessarily correspond to the actual value that may be realized by non-employee directors. The assumptions made in valuing the option awards reported in this column are discussed in the Company's audited financial statements (Note 3(h), Summary of Significant Accounting Policies under subsection "Stock-Based Compensation," and in Note 8, Stock-Based Compensation) included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC.

(4)
Ms. Cunicelli has agreed to surrender any compensation that she receives for services as a director to Bay City Capital LLC.

(5)
Mr. Federici joined the Board in January 2011.

(6)
Mr. Kollender has agreed to surrender any compensation that he receives for services as a director to Quaker BioVentures Management, L.P.

(7)
Dr. Kurtzman has agreed to surrender any compensation that he receives for services as a director to Safeguard Scientifics.

NuPathe Inc. Proxy Statement -- 39

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis should be read in conjunction with the compensation tables and narratives that immediately follow this section.

Introduction

This Compensation Discussion and Analysis provides information about the objectives of our executive compensation program and explains how and why we arrived at the levels and forms of compensation for our Chief Executive Officer, our Chief Financial Officer and our next three most highly compensated executive officers who were serving as executive officers as of December 31, 2010. We refer to these officers collectively as our "named executive officers." Our named executive officers for the year ended December 31, 2010 were:

  •
  Jane H. Hollingsworth, Chief Executive Officer;

  •
  Terri B. Sebree, President;

  •
  Keith A. Goldan, Vice President and Chief Financial Officer;

  •
  Gerald W. McLaughlin, Vice President Commercial Operations; and

  •
  Michael F. Marino, Vice President, General Counsel and Secretary.

Objectives and Philosophy of Our Executive Compensation Program

The primary objective of our executive compensation program is to attract, retain and motivate individuals who possess knowledge, experience and skills that we believe are important to the advancement of our business of developing and commercializing branded therapeutics for diseases of the central nervous system, including neurological and psychiatric disorders.

Specifically, our executive compensation programs are designed to:

  •
  Attract and retain individuals with superior ability and managerial experience;

  •
  Align named executive officers' incentives with our corporate strategies, business objectives and the long-term interests of our stockholders; and

  •
  Increase the incentive to achieve key strategic performance measures by linking incentive award opportunities to the achievement of performance objectives in these areas and by providing a portion of total compensation opportunities for named executive officers in the form of direct ownership in our company.

To achieve these objectives, we seek to provide our named executive officers with a competitive compensation package that ties a substantial portion of the executive's overall compensation to both our company objectives and the executive's individual performance. Base salary increases and annual performance bonuses are tied to our company and individual performance in relation to competitive market conditions. Equity awards are primarily used to promote long-term stockholder value and employee retention through the use of multi-year vesting schedules that provide an incentive to the executive to remain in the employ of the company through the end of the vesting period in order to share in any increase in the value of our company over time.

Overview of How Compensation Decisions are Made

Our Compensation Committee oversees our compensation and benefit plans and policies, administers our equity incentive plans and reviews and approves compensation decisions relating to our named executive officers other than our Chief Executive Officer, whose compensation levels are set by the Board of Directors.

NuPathe Inc. Proxy Statement -- 40

When determining our executive compensation policies, reviewing the performance of our named executive officers and establishing compensation levels and programs, our Compensation Committee considers recommendations from our Chief Executive Officer, regarding the compensation for named executive officers other than herself. Our Compensation Committee has the final authority regarding the overall compensation structure for our named executive officers, other than our Chief Executive Officer. In the case of our Chief Executive Officer, our Compensation Committee evaluates her performance and, with significant input from the Chairman of our Compensation Committee, makes compensation recommendations to the Board of Directors, which sets her compensation. Our Chief Executive Officer does not participate in determining her own compensation.

In determining executive compensation levels prior to our initial public offering in August 2010, our Compensation Committee reviewed survey information for private life sciences companies published in CompStudy, an annual survey of compensation for executives at more than 700 private life sciences and technology companies conducted by J. Robert Scott in partnership with Ernst & Young LLP.

In connection with our initial public offering, our Compensation Committee engaged Radford, a division of Aon Hewitt (referred to herein as "Radford"), an independent compensation consultant, to perform a review of our overall executive compensation, benchmark such compensation in relation to other comparable publicly traded companies with which we may compete for executive talent and provide recommendations to ensure that our executive compensation program continues to enable us to attract and retain qualified executives through competitive compensation packages.

Radford established our peer group by considering all pharmaceutical and biotechnology companies and then further refined the list of companies based on the following four factors:

  •
  Employee size;

  •
  Revenue;

  •
  Market value; and

  •
  Stage of development.

Radford focused on companies with approximately 15 to 120 employees, revenue of approximately $10 million to $85 million, market value of approximately $100 million to $500 million and product candidates in Phase III trials or subject to a recently filed NDA or recently commercialized products. Based on these variables, Radford benchmarked our executive compensation against a group of the following 20 publicly traded companies (referred to herein as, "our peer group"):

Acura Pharmaceuticals, Inc.	Maxygen, Inc.
Affymax, Inc.	Medivation, Inc.
Alexza Pharmaceuticals, Inc.	NPS Pharmaceuticals, Inc.
Alimera Sciences, Inc.	Omeros Corporation
Anthera Pharmaceuticals, Inc.	Optimer Pharmaceuticals, Inc.
Biodel Inc.	Orexigen, Inc.
Cadence Pharmaceuticals, Inc.	Osiris Therapeutics, Inc.
Cypress Biosciences, Inc.	Pain Therapeutics, Inc.
Durect Corporation	Pozen Inc.
MAP Pharmaceuticals Inc.	Vanda Inc.

In the future, we expect that our Compensation Committee will continue to engage Radford or another independent compensation consultant to provide additional guidelines for executive compensation and conduct further competitive benchmarking against a peer group of publicly traded companies.

NuPathe Inc. Proxy Statement -- 41

Elements of Executive Compensation

The compensation for our named executive officers consists of the following principal elements:

  •
  Base salary;

  •
  Annual performance bonuses;

  •
  Long-term incentives in the form of equity grants; and

  •
  Severance and change of control benefits.

We do not have a policy or target for allocating compensation between long-term and short-term compensation, cash and non-cash compensation, or among different forms of non-cash compensation. Prior to our initial public offering in August 2010, our Compensation Committee balanced our need to preserve cash with the expectations of those we sought to recruit and retain as named executive officers. In the future we expect to adjust the mix of long-term and short-term compensation, cash and non-cash compensation, and forms of non-cash compensation based on competitive market conditions for attracting and retaining talented personnel.

Base Salary

We generally establish base salaries for our named executive officers based on the scope of their responsibilities and the amount and type of work experience prior to joining us, taking into account competitive market compensation paid by other companies to individuals in similar positions. In general, our Compensation Committee reviews base salaries annually based on these factors and adjusts salaries to reflect current market levels. We may also adjust base salaries from time to time during the year in connection with promotions or in light of changes in market conditions. The base salaries for our named executive officers for (i) 2009, (ii) the period in 2010 prior to our initial public offering in August and (iii) the period in 2010 after our initial public offering, are set forth in the table below:

	2009 Base Salary	2010 Base Salary
Named Executive Officer		(pre-IPO)	(post-IPO)
Jane H. Hollingsworth	$304,756	$320,000	$370,000
Terri B. Sebree	280,000	293,000	305,000
Keith A. Goldan	275,000	280,000	285,000
Gerald W. McLaughlin	206,876	216,500	265,000
Michael F. Marino (1)	—	—	250,000

(1)
Mr. Marino commenced employment with us on October 7, 2010.

In setting salary levels for 2009 and for the period in 2010 prior to our initial public offering in August, our Compensation Committee had a goal of setting target compensation for our named executive officers at levels the committee believed to be competitive for companies of similar size and stage of development operating in the life sciences industry. To accomplish this, our Compensation Committee reviewed CompStudy survey information for private therapeutics companies with 20 to 40 employees, revenue of up to $40 million and between two to five rounds of outside investor financing and set compensation levels in the mid-range for comparable positions at such companies taking into account the executive's industry experience.

Based on Radford's analysis of our peer group, which showed that the base salaries for named executive officers (other than Ms. Sebree) generally fell at or below the 25th percentile of our peer group, our Compensation Committee and in the case of Ms. Hollingsworth, our Board of Directors, approved additional base salary increases for our named executive officers in 2010 effective upon the completion of our initial public offering in August. With the exception of Ms. Sebree, these salary

NuPathe Inc. Proxy Statement -- 42

increases were designed to align the total cash compensation levels (base salary plus maximum bonus opportunity) of our named executive officers with total cash compensation levels within the 25th to 50th percentile of our peer group, as recommended by Radford. Ms. Sebree's total cash compensation level was structured to align her with the 75th percentile of our peer group, based on the recommendation by Radford, to reflect the significant scope of her responsibilities for research and development, regulatory affairs, medical affairs and manufacturing. Mr. Marino's 2010 base salary of $250,000 was negotiated at the time he was hired in October 2010.

Annual Performance Bonuses

We pay annual performance bonuses to reward the performance and achievements of our company and our named executive officers. We generally pay these bonuses in cash, and an executive must be employed by us on the pay date to receive a bonus. Each named executive officer is assigned a targeted maximum payout, expressed as a percentage of his or her base salary for the year. The targeted maximum payout for our Chief Executive Officer is set by our Board of Directors and the targeted maximum payout for each of our other named executive officers is set by the Compensation Committee. For 2010, the targeted maximum payouts for our named executive officers were increased as set forth in the table below. With the exception of Ms. Sebree, whose total cash compensation level (base salary plus maximum bonus opportunity) was set at the 75th percentile of our peer group, these increases in the targeted maximum payouts were designed to align the total cash compensation levels of our named executive officers with the 25th to 50th percentile of our peer group, as recommended by Radford based on its analysis of our peer group.

Named Executive Officer	Maximum as % of 2009 Base Salary	Maximum as % of 2010 Base Salary
Jane H. Hollingsworth	40%	50%
Terri B. Sebree	30	35
Keith A. Goldan	30	35
Gerald W. McLaughlin	25	30
Michael F. Marino (1)	—	—

(1)
Mr. Marino commenced employment with us on October 7, 2010. His employment agreement provided for a guaranteed bonus for 2010 of $20,000.

For 2010, the amount of each named executive officer's annual performance bonus (other than our Chief Executive Officer) was based 75% on our achievement of company objectives and 25% on the executive's achievement of individual performance objectives. Our Chief Executive Officer's annual performance bonus was determined solely based on attainment of company objectives. Our Board of Directors and Compensation Committee determined that this was appropriate given our Chief Executive Officer's responsibility for the overall direction and success of our business.

The company and individual performance objectives are generally objectively determinable and measurable and their outcomes are uncertain at the time established. When we set the 2010 objectives, we considered them to be ambitious, but attainable and designed to cause annual performance bonus payments to reflect meaningful performance requirements.

Generally, our Compensation Committee establishes our company objectives for each fiscal year prior to the end of the first quarter of the year and determines a separate weighting for each of our company objectives with the aggregate weighting of all company objectives totaling 100%. In 2010, our company objectives were revised in connection with our initial public offering. Our company objectives

NuPathe Inc. Proxy Statement -- 43

generally relate to the achievement of pre-established performance goals based on company-wide business objectives. For 2010, our company objectives, including their weightings, are set forth below:

  •
  New Drug Application (referred to herein as, an "NDA") submission for Zelrix declared effective by the U.S. Food and Drug Administration (referred to herein as, "FDA") within the appropriate regulatory time frame (weighted 40%);

  •
  Advance commercialization plans for Zelrix, including technology transfer of manufacturing process from Germany facility to New Jersey facility and build-out of commercial capability (weighted 16%);

  •
  Manage budget to plan and consistent with company objectives (weighted 8%);

  •
  Advance NP201 and NP202 pipeline products, including initiation of preclinical study for NP201 and completion of technology transfer for NP202 from University of Pennsylvania to the commercial manufacturer (weighted 8%);

  •
  Explore partnership opportunities (weighted 8%); and

  •
  Board discretion (weighted 20%).

Our Compensation Committee assesses the achievement of the company objectives for the year and reports its findings and annual performance bonus recommendation for our Chief Executive Officer to our Board of Directors. In its sole discretion, our Board of Directors may accept or reject, in whole or in part, the annual performance bonus recommendation of our Compensation Committee. For 2010, our Board of Directors reviewed and accepted our Compensation Committee's annual performance bonus recommendation with respect to Ms. Hollingsworth.

For 2010, our Compensation Committee determined that we achieved each of the company objectives specified above. With respect to the Board discretionary component, the Board awarded 5% out of a possible 20% in recognition of the successful completion of our initial public offering in August and the submission of our New Drug Application for Zelrix in October. As a result, in March 2011, Ms. Hollingsworth was paid 85% of her 2010 targeted annual performance bonus. All other named executive officers were allocated 85% of the company objective portion of their 2010 annual performance bonus award payout.

Our Chief Executive Officer established individual performance objectives for each other named executive officer at approximately the same time as the company objectives were established. Each named executive officer's individual objectives were based on the performance of the functions for which the named executive officer is responsible. These individual objectives are intended to align with the company objectives so that each function is providing the necessary support to achieve such objectives.

Ms. Sebree is responsible for research and development, regulatory affairs, medical affairs and manufacturing. Her 2010 individual performance objectives related to:

  •
  Submitting our NDA for Zelrix and the FDA declaring such submission effective within the appropriate regulatory time frame;

  •
  Advancing commercialization plans for Zelrix, including technology transfer of manufacturing process from Germany facility to New Jersey facility and build-out of commercial capability;

  •
  Managing department budgets to plan and consistent with company objectives;

NuPathe Inc. Proxy Statement -- 44

  •
  Advancing NP201 and NP202 pipeline products, including initiation of a preclinical study for NP201 and completion of technology transfer for NP202 from University of Pennsylvania to the commercial manufacturer; and

  •
  Exploring partnership opportunities.

Mr. Goldan is responsible for finance, investor relations and information technology. His 2010 individual performance objectives related to:

  •
  Achieving fiscal year financial goals and ensuring cash requirements are maintained throughout the year;

  •
  Managing communications with the investment community;

  •
  Managing commercial supply price of Zelrix;

  •
  Budgeting and financial forecasting;

  •
  Implementation of disclosure controls and procedures and internal control over financial reporting; and

  •
  Management of infrastructure and administrative functions of the company.

Mr. McLaughlin is responsible for commercial operations. His 2010 individual performance objectives related to:

  •
  Developing launch commercialization plan for Zelrix and advancing pre-launch efforts according to plan;

  •
  Completing sales and marketing components for commercial manufacturing;

  •
  Supporting business development and financing activities; and

  •
  Advancing commercial analysis of pipeline candidates.

At the end of the year, our Chief Executive Officer assessed the achievement of the individual performance objectives of the other named executive officers, reported her findings to our Compensation Committee and submited recommendations for annual performance bonus payouts to our Compensation Committee. Our Compensation Committee reviewed our Chief Executive Officer's analysis and, based on the recommendation of our Chief Executive Officer and its assessment of the level at which each named executive officer achieved his or her individual performance objectives, the Compensation Committee assigned the following individual achievement percentages out of a maximum of 100%: Ms. Sebree, 100%, Mr. Goldan, 90% and Mr. McLaughlin 100%.

Taking into account the relative weighting of the corporate and individual performance objectives, with 75% for corporate objectives and 25% for individual performance objectives for the named executive officers other than Ms. Hollingsworth, and the achievement of these objectives on a percentage basis as

NuPathe Inc. Proxy Statement -- 45

described above, we paid each named executive officer the following 2010 annual performance bonus in 2011:

	2010 Annual Performance Bonus
Named Executive Officer	Maximum as % of 2010 Base Salary	Maximum Bonus Amount	% of Maximum Achieved	Actual Bonus Payout
Jane H. Hollingsworth	50%	$170,222	85%	$144,688
Terri B. Sebree	35	104,280	89	92,548
Keith A. Goldan	35	98,720	86	85,146
Gerald W. McLaughlin	30	72,348	89	64,209
Michael F. Marino (1)	—	—	—	—

(1)
Mr. Marino commenced employment with us on October 7, 2010. His employment agreement provided for a guaranteed bonus for 2010 of $20,000.

Long-Term Incentives

Equity grants have been our primary form of long-term incentive and retention benefits. We believe that long-term performance is enhanced through equity grants that reward our named executive officers for maximizing stockholder value over time and thus aligning the interests of our named executive officers with those of our stockholders by tying a significant portion of an executive's potential compensation to the market price of our stock. Our equity grants to named executive officers generally have vesting schedules over a four-year period, which we believe results in a retention incentive for such executives. If a named executive officer voluntarily leaves our employ before the completion of the vesting period, then that named executive officer will not receive any benefit from the non-vested portion of his or her equity grants. We also use equity grants as a significant component of the initial compensation incentive when we hire named executive officers.

Historically, we have used stock options and, to a very limited degree, restricted stock, as the primary long-term incentive vehicle. Prior to our initial public offering, we generally made equity grants to existing executives at times when we raised capital from new investors, and not as a part of our annual compensation program. Consistent with that approach, we made option grants to our named executive officers in connection with our initial public offering in August 2010. In the future we expect to make annual equity grants to our named executive officers. We may also make equity grants from time to time during the year in connection with new hires or promotions or exceptional corporate or individual achievements. We expect that such equity grants will have vesting based on multi-year periods and/or performance-based objectives. These equity grants may be in the form of stock options, restricted stock or restricted stock units.

Our Compensation Committee considers and approves equity grants to named executive officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each executive's existing long-term incentives and retention considerations. In connection with its peer group analysis for executive compensation, Radford also benchmarked our named executive officer long-term incentive compensation to recommend equity grants in connection with the closing of our initial public offering in August 2010. Radford recommended that we establish a tiered structure of long-term incentive compensation in the form of equity grants that are market driven and tie a significant portion of equity to our performance. Based on its analysis and in light of the fact that the total cash compensation of our named executive officers (other than Ms. Sebree) is aligned with the 25th to 50th percentile of our peer group, Radford recommended we align our named executive officers' long-term incentive compensation with the 75th percentile of our peer group. Based on this

NuPathe Inc. Proxy Statement -- 46

recommendation, our Compensation Committee and Board of Directors granted the following time-based and performance-based stock options to our named executive officers in 2010:

Name	Time-Based Options	Performance- Based Options (1)
Jane H. Hollingsworth	49,907	48,659
Terri B. Sebree	22,458	22,458
Keith A. Goldan	16,219	16,843
Gerald W. McLaughlin	16,219	16,843
Michael F. Marino	75,000	15,000

The options granted to our named executive officers (other than Mr. Marino) became effective on August 5, 2010, the effective date of the registration statement relating to our initial public offering, and have an exercise price equal to our initial public offering price. The options granted to Mr. Marino became effective on October 7, 2010, the date Mr. Marino commenced employment with us, and have an exercise price equal to the closing price of our common stock as reported on the NASDAQ Global Market on that date. The time-based options vest based upon continued employment or service over a four-year period with 25% vesting on the first anniversary of the date of grant and the balance vesting in 12 equal quarterly installments thereafter. The performance-based options will vest based upon attainment of performance criteria tied to FDA approval of our NDA for Zelrix. Specifically, the performance-based options will vest as follows:

  •
  If our NDA for Zelrix is approved before October 1, 2011, all of the performance-based options will be earned and will vest as follows: one-third of such earned options will vest upon NDA approval, one-third of such earned options will vest on the first anniversary of NDA approval, and one-third of such earned options will vest on the second anniversary of NDA approval;

  •
  If our NDA for Zelrix is approved on or after October 1, 2011, but before January 1, 2012, two-thirds of the performance-based options will be earned and will vest as follows: one-third of such earned options will vest upon NDA approval, one-third of such earned options will vest on the first anniversary of NDA approval, and one-third of such earned options will vest on the second anniversary of NDA approval;

  •
  If our NDA for Zelrix is approved on or after January 1, 2012, but before April 1, 2012, one-third of the performance-based options will be earned and will vest as follows: one-third of such earned options option will vest upon NDA approval, one-third of such earned options will vest on the first anniversary of NDA approval, and one-third of such earned options will vest on the second anniversary of NDA approval;

  •
  If our NDA for Zelrix is not approved before April 1, 2012, any unvested options will be forfeited;

  •
  If a change of control (as defined in our 2010 Plan) occurs before April 1, 2012 and our NDA for Zelrix has not been approved, any unvested performance-based options shall accelerate and become exercisable as follows: 32,439 for Ms. Hollingsworth, 14,972 for Ms. Sebree, 11,229 for Messrs. Goldan and McLaughlin and 10,000 for Mr. Marino;

  •
  If a change of control occurs after our NDA for Zelrix is approved, our 2010 Plan and each named executive officer's employment agreement shall govern the acceleration and vesting of any unvested options; and

  •
  If, after our NDA for Zelrix is approved, we terminate a named executive officer's employment without "cause," or if a named executive officer terminates employment for "good reason," all outstanding options held by the executive based on the schedule set forth above will accelerate and vest.

NuPathe Inc. Proxy Statement -- 47

Employment Agreements and Severance and Change of Control Benefits

We have entered into employment agreements with each of named executive officer. The employment agreements with our named executive officers other than Mr. Marino became effective upon the effective date of the registration statement for our initial public offering. Mr. Marino's employment agreement became effective upon the commencement of his employment with us. These employment agreements were designed to be part of a competitive compensation package and keep our named executive officers focused on our business goals and objectives. The employment agreements provide for specific base salaries, incentive compensation and severance and change of control benefits. The employment agreements provide for payments and other benefits if we terminate a named executive officer's employment without "cause," or if a named executive officer terminates employment for "good reason." Such payments and other benefits are generally greater in the event the termination occurs in connection with a change of control. In general terms, a change of control is deemed to occur if:

  •
  A person, entity or affiliated group acquires more than 50% of our then outstanding voting securities;

  •
  We merge into another entity, unless the holders of our voting securities immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

  •
  We sell or dispose of all or substantially all of our assets;

  •
  We are liquidated or dissolved; or

  •
  A majority of the members of our Board of Directors is replaced during any 12-month period or less by directors whose appointment or election is not endorsed by a majority of the incumbent directors.

Our practice in the case of change of control benefits for our named executive officers, other than accelerated vesting of equity awards, has been to structure these as "double trigger" benefits. In other words, a change of control by itself does not generally trigger benefits. Rather, cash benefits are paid only if the employment of the executive is terminated in specified circumstances during a determined period before or after a change of control. We believe "double trigger" cash benefits maximize stockholder value because they prevent an unintended windfall to executives in the event of a friendly change of control, while still providing executives appropriate incentives to cooperate in negotiating any change of control in which they believe they may lose their jobs.

See the "Executive Compensation - Potential Payments Upon Termination or Change of Control" section of this Proxy Statement for additional details regarding our named executive officers' employment agreements.

Other Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, short and long-term disability, and our 401(k) plan, in each case, on the same basis as other employees, subject to applicable laws. We also provide vacation and other paid holidays to all employees, including our named executive officers.

Tax Considerations

As discussed above, our Compensation Committee considers the tax and accounting treatment associated with the cash and equity grants it makes, although these considerations are not dispositive. Section 162(m) of the Code places a limit of $1.0 million per person on the amount of compensation that we may deduct in any year with respect to each of our named executive officers. There is an exemption from the $1.0 million limitation for performance-based compensation that meets certain

NuPathe Inc. Proxy Statement -- 48

requirements. Grants of options or SARs under our 2010 Plan are intended to qualify for the exemption. Grants of restricted stock or stock units that are made in the future under our 2010 Plan may qualify for the exemption if vesting is contingent on the attainment of objectives based on the performance criteria set forth in the plan and if certain other requirements are satisfied. Grants of restricted stock or stock units that vest solely on the basis of service cannot qualify for the exemption. In addition, the terms of our 2010 Plan contemplate that cash performance bonuses made in the future may qualify for the exemption. To maintain flexibility in compensating officers in a manner designed to promote varying company goals, our Compensation Committee has not adopted a policy requiring all compensation to be deductible. Our Compensation Committee may approve compensation or changes to plans, programs or grants that may cause the compensation or grants to exceed the limitation under Section 162(m) if it determines that action is appropriate and in our best interests.

Securities Trading Policy

To further align the interests of our named executive officers with the interests of our stockholders, our Insider Trading Policy does not permit named executive officers (or our specified persons) to engage in certain short-term or speculative transactions involving our securities or hedging transactions intended to offset any decrease in the market price of our securities. Trading is permitted only during announced trading periods or in accordance with a previously established trading plan that meets SEC requirements. At all times, including during announced trading periods, our named executive officers (and other specified persons) are required to receive preclearance from our General Counsel prior to entering into any transactions involving our securities, unless those sales occur in accordance with a previously established trading plan that meets SEC requirements.

2010 Summary Compensation Table

The following table presents information regarding the compensation of our named executive officers for 2010 and 2009.

Name and Principal Position	Year	Salary	Bonus (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Jane H. Hollingsworth	2010	$337,934	$—	$358,943	$144,688	$8,718	$850,283
Chief Executive Officer	2009	304,483	—	11,377	60,952	8,705	385,517
Terri B. Sebree	2010	296,981	—	161,523	92,548	8,718	559,770
President	2009	279,462	—	10,188	43,680	8,705	342,035
Keith A. Goldan	2010	281,673	—	116,651	85,146	8,718	492,188
Vice President and	2009	275,000	—	—	42,900	8,718	326,618
Chief Financial Officer
Gerald W. McLaughlin	2010	238,925	—	116,651	64,209	8,718	428,503
Vice President	2009	206,690	—	8,150	29,997	7,555	252,392
Commercial Operations
Michael F. Marino	2010	50,000	20,000	315,866	—	1,728	387,594
Vice President and	2009	—	—	—	—	—	—
General Counsel

(1)
Mr. Marino commenced employment with us on October 7, 2010. His employment agreement provided for a guaranteed bonus for 2010 of $20,000 which was paid in 2011.

(2)
Amounts in this column represent the aggregate grant date fair value of all option awards granted to the named executive officer during the fiscal year shown, computed in accordance with FASB ASC

NuPathe Inc. Proxy Statement -- 49

  Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the named executive officers. The assumptions made in valuing the option awards reported in this column are discussed in the Company's audited financial statements (Note 3(h), Summary of Significant Accounting Policies under subsection "Stock-Based Compensation," and in Note 8, Stock-Based Compensation) included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC. Excluded from the amounts reported in this column are performance-based stock option awards that were granted to the named executive officers in 2010. At the date of grant, and again at December 31, 2010, the Company had not deemed the achievement of the performance goals to be probable, and therefore the grant date fair value ascribed to such awards pursuant to FASB ASC Topic 718 is $0. If the grant date fair value of the performance-based stock option awards is calculated assuming the achievement of the performance goals at the highest level, the number of options that would be earned by the named executive officers and the grant date fair value of such options would be as follows:

Name	Number of Options Assuming Maximum Performance (#)	Grant Date Fair Value Assuming Maximum Performance ($)
Jane H. Hollingsworth	48,659	349,432
Terri B. Sebree	22,458	161,276
Keith A. Goldan	16,843	120,954
Gerald W. McLaughlin	16,843	120,954
Michael F. Marino	15,000	62,806

  Additional information regarding the option awards granted to the named executive officers during 2010 is set forth in the "2010 Grants of Plan-Based Awards" table.

(3)
Amounts in this column represent annual performance bonuses earned for the year shown based on pre-established performance objectives and paid in the subsequent year. Annual performance bonuses are described in more detail under "Compensation Discussion and Analysis—Annual Performance Bonuses."

(4)
Amounts in this column represent the premiums paid by the Company for life insurance and long-term disability insurance coverage for the named executive officer, plus the employer matching contributions made on behalf of the named executive officer to the Company's 401(k) plan.

NuPathe Inc. Proxy Statement -- 50

2010 Grants of Plan-Based Awards

The following table presents information regarding the plan-based awards granted to our named executive officers in 2010.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Option Awards: Number of Securities Underlying Options (3)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards($) (4)
Name	Grant Date	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
Jane H. Hollingsworth		$0	$—	$168,967	—	—	—	—	$—	$—
	8/5/2010	—	—	—	—	—	—	49,907	10.00	358,943
	8/5/2010	—	—	—	0	—	48,659	—	10.00	(5)
Terri B. Sebree		0	—	103,943	—	—	—	—	—	—
	8/5/2010	—	—	—	—	—	—	22,458	10.00	161,523
	8/5/2010	—	—	—	0	—	22,458	—	10.00	(5)
Keith A. Goldan		0	—	99,750	—	—	—	—	—	—
	8/5/2010	—	—	—	—	—	—	16,219	10.00	116,651
	8/5/2010	—	—	—	0	—	16,843	—	10.00	(5)
Gerald W. McLaughlin		0	—	79,500	—	—	—	—	—	—
	8/5/2010	—	—	—	—	—	—	16,219	10.00	116,651
	8/5/2010	—	—	—	0	—	16,843	—	10.00	(5)
Michael F. Marino		—	—	—	—	—	—	—	—	—
	10/7/2010	—	—	—	—	—	—	75,000	5.93	315,866
	10/7/2010	—	—	—	0	—	15,000	—	5.93	(5)

(1)
Amounts in this column represent the maximum possible payout for 2010 annual performance bonuses. Potential payout for 2010 annual performance bonuses could be $0. The actual amounts earned with respect to these bonuses for 2010 are included in the "2010 Summary Compensation Table" under the "Non-Equity Incentive Plan Compensation" column. These annual performance bonuses are described in more detail under "Executive Compensation - Compensation Discussion and Analysis - Annual Performance Bonuses" section of this Proxy Statement.

(2)
Amounts in this column represent the maximum number of performance-based options that may be earned if the performance goals are met at the highest level. If the performance goals are not achieved then no options will be earned. These performance-based options (including the applicable performance goals and vesting) are described in more detail under the "Executive Compensation - Compensation Discussion and Analysis - Long-Term Incentives" section of this Proxy Statement.

(3)
Amounts in this column represent the number of time-based stock options granted to the named executive officers under the 2010 Plan. The options have a time-based vesting schedule with 25% vesting on the one year anniversary of grant date and the remaining options vesting in 12 equal quarterly installments thereafter, becoming 100% vested on the fourth anniversary of the date of grant.

(4)
Amounts in this column reflect the aggregate grant date fair value of the option awards calculated in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the named executive officers. See footnote 2 to the "2010 Summary Compensation Table" for information regarding how the grant date fair values of the option awards was determined.

(5)
At the date of grant, and again at December 31, 2010, the Company had not deemed the achievement of the performance goals applicable to these performance-based stock option awards to be probable, and therefore the grant date fair value ascribed to such awards pursuant to FASB ASC Topic 718 is $0. See footnote 2 to the "2010 Summary Compensation Table" for information regarding the grant date fair value of such awards assuming the achievement of the performance goals at the highest level.

NuPathe Inc. Proxy Statement -- 51

2010 Outstanding Equity Awards at Fiscal Year End

The following table presents information regarding the outstanding equity awards (consisting of stock options) held by our named executive officers at December 31, 2010.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Jane H. Hollingsworth	12,476	—		—		$0.80	7/19/2015
	141,705	92,842	(1)	—		1.92	9/11/2018
	8,359	—		—		1.92	1/29/2019
	—	49,907	(4)	—		10.00	8/5/2020
	—	—		48,659	(5)	10.00	8/5/2020
Terri B. Sebree	12,476	—		—		0.80	7/19/2015
	79,456	52,059	(1)	—		1.92	9/11/2018
	7,486	—		—		1.92	1/29/2019
	—	22,458	(4)	—		10.00	8/5/2020
	—	—		22,458	(5)	10.00	8/5/2020
Keith A. Goldan	51,929	47,775	(2)	—		1.92	12/15/2018
	—	16,219	(4)	—		10.00	8/5/2020
	—	—		16,843	(5)	10.00	8/5/2020
Gerald W. McLaughlin	17,030	5,677	(3)	—		1.44	9/20/2017
	34,469	22,585	(1)	—		1.92	9/11/2018
	5,988	—		—		1.92	1/29/2019
	—	16,219	(4)	—		10.00	8/5/2020
	—	—		16,843	(5)	10.00	8/5/2020
Michael F. Marino	—	75,000	(6)	—		5.93	10/7/2020
	—	—		15,000	(5)	5.93	10/7/2020

(1)
Represents unvested portion of option award that vests in equal monthly increments over the 48-month period following September 11, 2008.

(2)
Represents unvested portion of option award that vests 25% on November 3, 2009 with the remainder vesting in equal monthly increments over the 36-month period following November 3, 2009.

(3)
Represents unvested portion of option award that vests in four equal annual installments commencing on September 20, 2007.

(4)
Represents unvested portion of option award that vest 25% on August 5, 2011 with the remainder vesting in 12 equal quarterly installments thereafter.

(5)
Represents the maximum number of options that could be earned if the performance goals applicable to these performance-based stock option awards are achieved at the highest level. See footnote 2 to the "2010 Summary Compensation Table" for more details regarding these performance-based option awards.

(6)
Represents unvested portion of option award that vests 25% on October 7, 2011 with the remainder vesting in 12 equal quarterly installments thereafter.

NuPathe Inc. Proxy Statement -- 52

2010 Option Exercises and Stock Vested

None of our named executive officers exercised stock options during 2010. The following table presents information regarding the vesting of restricted stock held by our named executive officers during 2010.

Name	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting ($)(1)
Jane H. Hollingsworth	3,119	$25,295
Terri B. Sebree	3,119	25,295
Keith A. Goldan	—	—
Jerry W. McLaughlin	—	—
Michael F. Marino	—	—

(1)
Amounts in this column represent the market value of the shares of restricted stock that vested during 2010 based on the closing price of our common stock as reported on the NASDAQ Global Market on the vesting date (August 17, 2010), which was $8.11 per share.

Potential Payments upon Termination or Change of Control

We have entered into employment agreements with each of our named executive officers. Under each of these employment agreements, if the executive's employment ends for any reason, we are required to pay him or her accrued compensation and benefits. In addition, upon a termination due to death or disability, the executive is entitled to receive a pro-rata annual bonus paid in accordance with our annual bonus plan. Each employment agreement also provide for severance payments and other benefits if we terminate the executive's employment without "cause" or if the executive terminates employment for "good reason," whether or not in connection with a "change of control."

Upon a termination without "cause" or resignation for "good reason" within the 90 days preceding a "change of control" or on or within the 12 months following a "change of control," each named executive officer is entitled to the following severance payments and benefits:

  •
  Cash severance payments equal to the sum of a multiple of the executive's annual base salary and target annual bonus in effect at the time of termination, paid in accordance with regular payroll over a specified period – the multiple applicable to Ms. Hollingsworth is 1.5x and the multiple applicable to the other named executive officers is 1x;

  •
  A pro-rata annual bonus paid in accordance with our annual bonus plan;

  •
  Continued medical and dental coverage, for the executive and dependents, if applicable, at the same level in effect at the time of termination for a specified period – 18 months for Ms. Hollingsworth and 12 months for each of the other named executive officers; and

  •
  Immediate vesting of all outstanding equity awards held by the executive at the termination date; provided that performance based awards will accelerate and vest according their terms.

Upon a termination without "cause" or resignation for "good reason" at any time other than in connection with a "change of control" covered by the foregoing paragraph, each named executive officer is entitled to the following severance payments and benefits:

  •
  Cash severance payments equal to a multiple of the executive's annual base salary as in effect at the time of termination, paid in accordance with regular payroll over a specified period – the

NuPathe Inc. Proxy Statement -- 53

    multiple applicable to Ms. Hollingsworth is 1.5x, the multiple application to Ms. Sebree is 1x and the multiple applicable to each of the other named executive officers is 0.5x;

  •
  A pro-rata annual bonus paid in accordance with our annual bonus plan;

  •
  Continued medical and dental coverage, for the executive and dependents, if applicable, at the same level in effect at the time of termination for a specified period, as follows: 18 months for Ms. Hollingsworth and 12 months for each of the other named executive officers; and

  •
  Vesting of all outstanding equity awards that would have vested had the executive remained employed until the end of the calendar quarter of such termination; provided that performance based awards will accelerate and vest according to their terms.

For purposes of the employment agreements, "cause" generally means the named executive officer's:

  •
  Engagement in conduct constituting a breach of fiduciary duty, gross negligence or willful misconduct relating to us or the performance of the executive's duties; provided that no act or failure to act shall be deemed "willful" unless done, or omitted to be done, by the executive not in good faith or without reasonable belief that such action or omission was in our best interest;

  •
  Substantial and continued failure to perform the executive's material duties in a satisfactory manner after written notice specifying the areas in which performance is unsatisfactory and, if subject to cure, the executive's failure to perform within 30 days after the notice;

  •
  Commission of any act of fraud;

  •
  Violation of any covenants or agreements in our favor regarding confidentiality, non-competition and/or non- solicitation; or

  •
  Conviction of a felony or a crime involving moral turpitude under the laws of the U.S. or any state or political subdivision thereof.

For purposes of the employment agreements, "good reason" shall generally be deemed to exist in the event of:

  •
  Prior to a "change of control," or for all named executive officers other than Ms. Hollingsworth, on or after a "change of control," a material reduction of the executive officer's duties and responsibilities, which means the assignment to the executive officer of duties and responsibilities materially inconsistent with the executive's current duties and responsibilities;

  •
  For Ms. Hollingsworth only, on or after a "change of control," a material reduction of the executive officer's duties and responsibilities, which means the failure of us or any successor to maintain such executive in an executive officer position with duties and responsibilities consistent with that of an executive officer;

  •
  A material reduction of base salary or target bonus opportunity;

  •
  Our material breach of the employment agreement;

  •
  Failure by an assignee to agree to be bound by the terms of the employment agreement; or

  •
  Relocation to a place of employment more than 50 miles from the executive officer's previous place of employment.

In general terms, under the employment agreements, a "change of control" occurs if:

  •
  A person, entity or affiliated group acquires more than 50% of our then outstanding voting securities;

NuPathe Inc. Proxy Statement -- 54

  •
  We merge into another entity, unless the holders of our voting securities immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

  •
  We sell or dispose of all or substantially all of our assets;

  •
  We are liquidated or dissolved; or

  •
  A majority of the members of our Board of Directors is replaced during any 12-month period or less by directors whose appointment or election is not endorsed by a majority of the incumbent directors.

The foregoing severance payments and benefits payable upon termination of employment to our named executive officers are conditioned on the execution and nonrevocation of a standard written release of any and all claims. In addition, each named executive officer is bound by restrictive covenants, which are conditions of the severance payments and benefits. Specifically, during the term of each executive's employment with us and for a period following termination of employment equal to the number of months the executive officer receives severance, such executive officer is bound by confidentiality and non-competition restrictive covenants.

In the event any severance payments or benefits to our named executive officers would constitute an excess parachute payment within the meaning of section 280G of the Code and be subject to the excise tax imposed by section 4999 of the Code, the affected executive will be entitled to the greater of, on a net after-tax basis including the excise tax: (i) the largest amount of the payment that would result in no portion of the payment or benefit being subject to the excise tax under section 4999 of the Code, or (ii) the entire payment or benefit without any reduction to avoid the excise tax.

NuPathe Inc. Proxy Statement -- 55

Estimated Potential Payments upon Termination or Change of Control

The following table shows the estimated benefits payable to each of our named executive officers upon various hypothetical scenarios. The amounts shown are calculated using an assumed termination date of December 31, 2010 and exclude earned amounts such as vested or accrued benefits. Although the calculations are intended to provide reasonable estimates of the benefits payable, they are based on assumptions outlined in the footnotes below and may not represent the actual amount the named executive officer would receive under each scenario.

Name	Benefit Type	Termination Without Cause or Resignation for Good Reason (No Change of Control)		Change of Control (No Termination)		Termination Without Cause or Resignation for Good Reason (Change of Control)		Death, Disability or Retirement(2)
Jane H. Hollingsworth	Cash severance	$699,688	(3)	$—		$977,188	(4)	$144,688
	Option acceleration(1)	—		—		662,892	(5)	—
	Health benefits	38,952	(6)	—		38,952	(6)	—
Terri B. Sebree	Cash severance	397,548	(7)	—		504,298	(8)	92,548
	Option acceleration(1)	—		—		371,701	(9)	—
	Health benefits	15,794	(10)	—		15,794	(10)	—
Keith A. Goldan	Cash severance	227,646	(11)	—		469,896	(12)	85,146
	Option acceleration(1)	—		—		341,114	(13)	—
	Health benefits	25,968	(14)	—		25,968	(14)	—
Gerald W. McLaughlin	Cash severance	196,709	(15)	—		408,709	(16)	64,209
	Option acceleration(1)	—		—		204,516	(17)	—
	Health benefits	25,968	(14)	—		25,968	(14)	—
Michael F. Marino	Cash severance	145,000	(18)	—		345,000	(19)	20,000
	Option acceleration(1)	—		31,300	(20)	266,050	(21)	—
	Health benefits	8,894	(22)	—		8,894	(22)	—

(1)
Information regarding stock options having an exercise price equal to or greater than the last reported sale price of our common stock on the NASDAQ Global Market on December 31, 2010 (which was $9.06 on that date) has been omitted.

(2)
Amounts in this column represent the 2010 annual performance bonus earned by the named executive officer and, in the case of Mr. Marino, his guaranteed bonus, payable pursuant to his or her employment agreement.

(3)
Represents 1.5 times Ms. Hollingsworth's annual base salary as of December 31, 2010 (such amount being $555,000), plus her earned 2010 annual performance bonus (such amount being $144,688), payable pursuant to her employment agreement.

(4)
Represents 1.5 times Ms. Hollingsworth's annual base salary as of December 31, 2010 (such amount being $555,000), plus her earned 2010 annual performance bonus (such amount being $144,688), plus 1.5 times her target annual bonus as of December 31, 2010 (such amount being $277,500), payable pursuant to her employment agreement.

(5)
Options to purchase an aggregate of 92,842 shares of our common stock would accelerate and become vested pursuant to the terms of Ms. Hollingsworth's employment agreement and/or the applicable option agreements. The amount included in the table represents the difference between the exercise price of such options and the last reported sale price of our common stock on the NASDAQ Global Market on December 31, 2010 (which was $9.06 on that date). The actual value realized by Ms. Hollingsworth will vary depending on the date the options are exercised.

NuPathe Inc. Proxy Statement -- 56

(6)
Represents the cost of 18 months of continued health benefits for Ms. Hollingsworth, payable pursuant to her employment agreement.

(7)
Represents Ms. Sebree's annual base salary as of December 31, 2010 (such amount being $305,000), plus her earned 2010 annual performance bonus (such amount being $92,548), payable pursuant to her employment agreement.

(8)
Represents Ms. Sebree's annual base salary as of December 31, 2010 (such amount being $305,000), plus her earned 2010 annual performance bonus (such amount being $92,548), plus her target annual bonus as of December 31, 2010 (such amount being $106,750), payable pursuant to her employment agreement.

(9)
Options to purchase an aggregate of 52,059 shares of our common stock would accelerate and become vested pursuant to the terms of Ms. Sebree's employment agreement and/or the applicable option agreements. The amount included in the table represents the difference between the exercise price of such options and the last reported sale price of our common stock on the NASDAQ Global Market on December 31, 2010 (which was $9.06 on that date). The actual value realized by Ms. Sebree will vary depending on the date the options are exercised.

(10)
Represents the cost of 12 months of continued health benefits for Ms. Sebree, payable pursuant to her employment agreement.

(11)
Represents 0.5 times Mr. Goldan's annual base salary as of December 31, 2010 (such amount being $142,500), plus his earned 2010 annual performance bonus (such amount being $85,146), payable pursuant to his employment agreement.

(12)
Represents Mr. Goldan's annual base salary as of December 31, 2010 (such amount being $285,000), plus his earned 2010 annual performance bonus (such amount being $85,146), plus his target annual bonus as of December 31, 2010 (such amount being $99,750), payable pursuant to his employment agreement.

(13)
Options to purchase an aggregate of 47,775 shares of our common stock would accelerate and become vested pursuant to the terms of Mr. Goldan's employment agreement and/or the applicable option agreements. The amount included in the table represents the difference between the exercise price of such options and the last reported sale price of our common stock on the NASDAQ Global Market on December 31, 2010 (which was $9.06 on that date). The actual value realized by Mr. Goldan will vary depending on the date the options are exercised.

(14)
Represents the cost of 12 months of continued health benefits for Mr. Goldan, payable pursuant to his employment agreement.

(15)
Represents 0.5 times Mr. McLaughlin's annual base salary as of December 31, 2010 (such amount being $132,500), plus his earned 2010 annual performance bonus (such amount being $64,209), payable pursuant to his employment agreement.

(16)
Represents Mr. McLaughlin's annual base salary as of December 31, 2010 (such amount being $265,000), plus his earned 2010 annual performance bonus (such amount being $64,209), plus his target annual bonus as of December 31, 2010 (such amount being $79,500), payable pursuant to his employment agreement.

(17)
Options to purchase an aggregate of 28,262 shares of our common stock would accelerate and become vested pursuant to the terms of Mr. McLaughlin's employment agreement and/or the applicable option agreements. The amount included in the table represents the difference between the exercise price of such options and the last reported sale price of our common stock on the NASDAQ Global Market on December 31, 2010 (which was $9.06 on that date). The actual value realized by Mr. McLaughlin will vary depending on the date the options are exercised.

NuPathe Inc. Proxy Statement -- 57

(18)
Represents 0.5 times Mr. Marino's annual base salary as of December 31, 2010 (such amount being $125,000), plus his guaranteed bonus for 2010 (such amount being $20,000), payable pursuant to his employment agreement.

(19)
Represents Mr. Marino's annual base salary as of December 31, 2010 (such amount being $250,000), plus his guaranteed bonus for 2010 (such amount being $20,000), plus his target annual bonus as of December 31, 2010 (such amount being $75,000), payable pursuant to his employment agreement.

(20)
Options to purchase an aggregate of 10,000 shares of our common stock would accelerate and become vested pursuant to the terms of the applicable option agreement. The amount included in the table represents the difference between the exercise price of such options and the last reported sale price of our common stock on the NASDAQ Global Market on December 31, 2010 (which was $9.06 on that date). The actual value realized by Mr. Marino will vary depending on the date the options are exercised.

(21)
Options to purchase an aggregate of 85,000 shares of our common stock would accelerate and become vested pursuant to the terms of Mr. Marino's employment agreement and/or the applicable option agreements. The amount included in the table represents the difference between the exercise price of such options and the last reported sale price of our common stock on the NASDAQ Global Market on December 31, 2010 (which was $9.06 on that date). The actual value realized by Mr. Marino will vary depending on the date the options are exercised.

(22)
Represents the cost of 12 months of continued health benefits for Mr. Marino, payable pursuant to his employment agreement.

NuPathe Inc. Proxy Statement -- 58

COMPENSATION COMMITTEE REPORT

We, the members of the Compensation Committee of the Board of Directors, have reviewed and discussed with management the "Compensation Discussion and Analysis" section of this Proxy Statement. Based on this review and discussion, we have recommended to the Board of Directors that the "Compensation Discussion and Analysis" be included in this Proxy Statement.

Members of the Compensation Committee
Gary J. Kurtzman, MD (Chairman)
Michael Cola
Richard S. Kollender

AUDIT COMMITTEE REPORT

We, as members of the Audit Committee, assist the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. We are not professional accountants or auditors, and our functions are not intended to duplicate or to certify the activities of management or the Company's independent registered public accounting firm. The Company's management has responsibility for the financial statements and financial reporting process. KPMG LLP, as the Company's independent registered public accounting firm, is responsible for performing an audit of the Company's financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board and expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles and on whether the financial statements present fairly in all material respects the financial position and results of operations of the Company. Our responsibility is to oversee these processes.

In this context, we report as follows:

  •
  We have reviewed and discussed with management and KPMG LLP the Company's audited financial statements;

  •
  We have discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board; and

  •
  We have received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP's communications with the Audit Committee concerning independence, and have discussed with KPMG LLP that firm's independence.

Based upon the review and discussions referred to above, we recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the SEC.

Members of the Audit Committee
Richard S. Kollender (Chairman)
Jeanne Cunicelli
William J. Federici
Robert P. Roche, Jr.

NuPathe Inc. Proxy Statement -- 59

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING OF STOCKHOLDERS

Stockholders may submit proposals, which are proper subjects for inclusion in our proxy materials for consideration at our 2012 annual meeting of stockholders by following the procedures prescribed by Rule 14a-8(e) of the Exchange Act. Such proposals must be submitted in writing and received by us at the address below no later than December 24, 2011.

In addition, stockholders may propose business to be considered at our 2012 annual meeting of stockholders, but not to have the proposed business included in our proxy materials. Pursuant to Section 3.12 of our bylaws, we must receive written notice of business that a stockholder wishes to present for consideration at our 2012 annual meeting of stockholders (other than matters included in our proxy materials pursuant to the preceding paragraph) no earlier than November 24, 2011, nor later than December 24, 2011. The notice must also contain or be accompanied by the information specified in Section 3.12 of our bylaws.

Proposals, notices and requests for a copy of our bylaws must be delivered to our Secretary at our principal executive offices, at the address set forth on the first page of this Proxy Statement.

PROCEDURES FOR NOMINATING OR RECOMMENDING CANDIDATES FOR DIRECTOR

Procedure for Nominating Candidates for Director

Nominations for election of directors may be made at our 2012 annual meeting of stockholders by any stockholder entitled to vote for the election of directors, provided that the stockholder delivers written notice of the stockholder's intent to nominate a director at the meeting. Such written notice must be received by our Secretary no earlier than November 24, 2011, nor later than December 24, 2011. The notice must also contain or be accompanied by the information specified in Section 3.12 of our bylaws.

Procedure for Recommending Candidates for Director

Our Nominating Committee will consider director candidates who are recommended by our stockholders in writing provided that such recommendation is received by our Secretary no earlier than November 24, 2011, nor later than December 24, 2011. The recommendation must also contain or be accompanied by the information specified in Section 3.12 of our bylaws.

Our Secretary will promptly forward any such recommendations to the Nominating Committee. Once the Nominating Committee receives the recommendation, the candidate will be evaluated and a recommendation with respect to such candidate will be delivered to the Board.

NuPathe Inc. Proxy Statement -- 60

CONSIDERATION OF DIRECTOR CANDIDATES

Our Nominating Committee identifies, evaluates and recommends director candidates to our Board of Directors for nomination. The process followed by the Nominating Committee to identify and evaluate director candidates includes requests to current directors and others for recommendations, use of professional search firms to identity potential candidates, meetings to evaluate potential candidates and interviews of selected candidates.

In considering candidates for director, the Nominating Committee will consider the appropriate qualities, skills and characteristics desired of nominees for Board members in the context of the current make-up of the Board. The Board as a whole should collectively possess a diverse range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of our business. The Nominating Committee considers all of these qualities, and with respect to existing directors, the director's past attendance at meetings and participation in, and contributions to, the activities of the Board and committees of the Board on which the director served, when selecting, subject to ratification by our Board of Directors, candidates for director.

The Board does not have a policy with respect to the consideration of diversity in identifying director candidates. However, as noted above, the Board considers the diversity of the skills, expertise, industry and other knowledge, and business and other experience of the Board as a whole when evaluating director nominees.

Stockholders may recommend individuals to our Nominating Committee for consideration as potential director candidates by following the procedures set forth above under "Procedures for Nominating or Recommending Candidates for Director." The Nominating Committee will evaluate stockholder recommended candidates in the same manner as it evaluates candidates recommended by others.

COMMUNICATIONS WITH OUR BOARD OF DIRECTORS OR INDIVIDUAL DIRECTORS

The Board provides to every stockholder the ability to communicate with the Board, as a whole, and with individual directors in his or her capacity as a member of the Board. Stockholders may send such communications to the attention of the Chairman of the Board or the applicable individual director by facsimile to (484) 567-0136 or by U.S. mail (including courier or expedited delivery service) to our principal executive offices, at the address set forth on the first page of this Proxy Statement. We will forward all such stockholder communications to the Chairman of the Board, as a representative of the Board, or to the director to whom the communication is addressed.

Your vote is important. Even if you plan to attend the Annual Meeting, you are urged to vote your shares by proxy before the meeting. You may vote by mail, internet or telephone by following the instructions on the enclosed proxy card (or voting instruction card).

By Order of the Board of Directors,
MICHAEL F. MARINO Vice President, General Counsel and Secretary

April 22, 2011

NuPathe Inc. Proxy Statement -- 61

APPENDIX A

NUPATHE INC.
2010 OMNIBUS INCENTIVE COMPENSATION PLAN *
(As Amended and Restated Effective April 11, 2011)
*
This document is marked to show the changes that will be made to the plan as a result of the proposed amendment and restatement.

NUPATHE INC.

2010 OMNIBUS INCENTIVE COMPENSATION PLAN

[                ~~Effective as of the Effective Date (as defined below), the NuPathe 2010 Omnibus Incentive Compensation Plan (the "Plan") is hereby established as a successor to the 2005 Equity Compensation Plan (the "2005 Plan"). The 2005 Plan is hereby merged with and into this Plan effective as of the Effective Date, and no additional grants shall be made thereafter under the 2005 Plan. Outstanding grants under the 2005 Plan shall continue in effect according to their terms as in effect before the Plan merger (subject to such amendments as the Committee (as defined below) determines, consistent with the 2005 Plan, as applicable), and the shares with respect to outstanding grants under the 2005 Plan shall be issued or transferred under this Plan.~~]

(As Amended and Restated Effective April 11, 2011)

                The purpose of the [~~Plan~~]NuPathe 2010 Omnibus Incentive Compensation Plan (the "Plan") is (i) to provide employees of NuPathe Inc. (the "Company") and its subsidiaries, certain consultants and advisors who perform services for the Company or its subsidiaries and non-employee members of the Board of Directors of the Company with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units, performance units and other stock-based awards, and (ii) to provide selected executive employees with the opportunity to receive bonus awards that are considered "qualified performance-based compensation" under section 162(m) of the Code (as defined below).

                The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company's stockholders, and will align the economic interests of the participants with those of the stockholders. The Plan [~~shall be effective as of Effective Date~~]was originally effective as of the Effective Date (as defined below). This amendment and restatement will be effective April 11, 2011, subject to approval by the stockholders of the Company.

                The 2005 Equity Compensation Plan (the "2005 Plan") was merged with and into this Plan effective as of the Effective Date, and no additional grants will be made thereafter under the 2005 Plan. Outstanding grants under the 2005 Plan will continue in effect according to their terms as in effect before the Plan merger (subject to such amendments as the Committee (as defined below) determines, consistent with the 2005 Plan, as applicable), and the shares with respect to outstanding grants under the 2005 Plan will be issued or transferred under this Plan.

                Section 1.    Definitions

                The following terms shall have the meanings set forth below for purposes of the Plan:

(a)           "Board" shall mean the Board of Directors of the Company.

(b)           "Bonus Award" shall mean a bonus awarded under the Plan that is designated as "qualified performance-based compensation" under section 162(m) of the Code, as described in Section 15.

(c)           "Cause" shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Participant (i) has breached his or her employment or service contract with the Employer, (ii) has engaged in disloyalty to the Employer, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information, (iv) has breached any written non-competition, non-solicitation, invention assignment or confidentiality agreement between the Participant and the Employer or (v) has engaged in such other behavior detrimental to the interests of the Employer as the Committee determines.

(d)           Unless otherwise set forth in a Grant Instrument, a "Change of Control" shall be deemed to have occurred if:

(i) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors.

NuPathe Inc. Proxy Statement -- A-1

(ii) The consummation of (A) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own in substantially the same proportion as ownership immediately prior to the merger or consolidation, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a liquidation or dissolution of the Company.

(iii) A change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

The Committee may modify the definition of Change of Control for a particular Grant as the Committee deems appropriate to comply with section 409A of the Code or otherwise.

(e)           "Code" shall mean the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

(f)            "Committee" shall mean the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan. With respect to Grants and Bonus Awards that are intended to be "qualified performance-based compensation" under section 162(m) of the Code, the Committee shall consist of two or more persons appointed by the Board, all of whom shall be "outside directors" as defined under section 162(m) of the Code. The Committee shall also consist of directors who are "non-employee directors" as defined under Rule 16b-3 promulgated under the Exchange Act.

(g)           "Company" shall mean NuPathe Inc. and shall include its successors.

(h)           "Common Stock" shall mean common stock of the Company.

(i)            "Disability" or "Disabled" shall mean a Participant's becoming disabled within the meaning of section 22(e)(3) of the Code, within the meaning of the Employer's long-term disability plan applicable to the Participant or as otherwise determined by the Committee.

(j)            "Dividend Equivalent" shall mean an amount determined by multiplying the number of shares of Common Stock subject to a Grant by the per-share cash dividend paid by the Company on its outstanding Common Stock, or the per-share fair market value (as determined by the Committee) of any dividend paid on its outstanding Common Stock in consideration other than cash.

(k)           "Effective Date" [~~shall mean the date at which the registration statement for the initial public offering of the Common Stock is declared effective by the Securities and Exchange Commission and the Common Stock is priced for the initial public offering of such Common Stock, subject to approval of the Plan by the stockholders of the Company.~~]of the Plan means August 5, 2010.

(l)            "Employee" shall mean an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a "contractor" or "consultant," no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

(m)          "Employed by, or providing service to, the Employer" shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Stock Awards, Stock Units, Performance Units and Other Stock-Based Awards, a Participant shall not be considered to have terminated employment or service until the Participant ceases to be both an Employee, Key Advisor and member of the Board).

(n)           "Employer" shall mean the Company and each of its subsidiaries.

NuPathe Inc. Proxy Statement -- A-2

(o)           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(p)           "Exercise Price" shall mean the per share price at which shares of Common Stock may be purchased under an Option, as designated by the Committee.

(q)           "Fair Market Value" shall mean:

(i) If the Common Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the Common Stock is a national securities exchange, the closing price during regular trading hours on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (B) if the Common Stock is not principally traded on any such exchange, the last reported sale price of a share of Common Stock during regular trading hours on the relevant date, as reported by the OTC Bulletin Board or, if shares are not reported on the OTC Bulletin Board, as determined by the Committee through any reasonable valuation method authorized under the Code.

(ii) If the Common Stock is not publicly traded or, if publicly traded, is not subject to reported transactions as set forth above, the Fair Market Value per share shall be as determined by the Committee through any reasonable valuation method authorized under the Code.

(r)           "Grant" shall mean an Option, SAR, Stock Award, Stock Unit, Performance Unit, Other Stock-Based Award or Bonus Award granted under the Plan.

(s)           "Grant Instrument" shall mean the written agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.

(t)            "Incentive Stock Option" shall mean an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

(u)           "Key Advisor" shall mean a consultant or advisor of the Employer

(v)           "Non-Employee Director" shall mean a member of the Board who is not an Employee.

(w)          "Nonqualified Stock Option" shall mean an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

(x)           "Option" shall mean an option to purchase shares of Common Stock, as described in Section 6.

(y)           "Other Stock-Based Award" shall mean any Grant based on, measured by or payable in Common Stock, as described in Section 11.

(z)           "Plan" shall mean this NuPathe Inc. 2010 Omnibus Incentive Compensation Plan, as in effect from time to time.

(aa)         "Participant" shall mean an Employee, Key Advisor or Non-Employee Director designated by the Committee to participate in the Plan.

(bb)         "Performance Unit" shall mean a performance unit award, as described in Section 10.

(cc)         "SAR" shall mean a stock appreciation right, as described in Section 9.

(dd)         "Stock Award" shall mean an award of Common Stock, as described in Section 7.

(ee)         "Stock Unit" shall mean an award of a phantom unit representing a share of Common Stock, as described in Section 8.

                Section 2.    Administration

(a)           Committee. The Plan shall be administered and interpreted by the Committee; provided, however, that any Grants to members of the Compensation Committee must be authorized by a disinterested majority of the Board. The Committee may delegate authority to one or more subcommittees, as it deems appropriate. To the extent that the Board or a subcommittee administers the Plan, references in the Plan to the "Committee" shall be deemed to refer to the Board or such subcommittee. In the absence of a specific designation by the Board to the contrary, the Plan shall be administered by the Committee of the Board or any successor Board committee performing substantially the same functions.

NuPathe Inc. Proxy Statement -- A-3

(b)           Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom Grants or Bonus Awards shall be made under the Plan, (ii) determine the type, size and terms of the Grants or Bonus Awards to be made to each such individual, (iii) determine the time when the Grants or Bonus Awards will be made, (iv) determine the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (v) amend the terms of any previously issued Grant or Bonus Award, subject to the provisions of Section 20 below, and (vi) deal with any other matters arising under the Plan.

(c)           Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

                Section 3.    Grants

                Grants under the Plan may consist of Options as described in Section 6, Stock Awards as described in Section 7, Stock Units as described in Section 8, SARs as described in Section 9, Performance Units as described in Section 10 and Other Stock-Based Awards as described in Section 11. Bonus Awards may be granted as described in Section 15. All Grants and Bonus Awards shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in the Grant Instrument. All Grants and Bonus Awards shall be made conditional upon the Participant's acknowledgement, in writing or by acceptance of the Grant or Bonus Award, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant or Bonus Award. Grants and Bonus Awards under a particular Section of the Plan need not be uniform as among the Participants.

                Section 4.    Shares Subject to the Plan

(a)           Shares Authorized. Subject to adjustment as described below, the [~~aggregate~~ ]number of shares of Common Stock that may be issued or transferred under the Plan shall be [~~equal to the sum of the following: (i) 686,221 shares, plus (ii) the number of shares of Common Stock subject to outstanding grants under the 2005 Plan as of the Effective Date, and (iii) the number of shares of Common Stock remaining available for issuance under the 2005 Plan but not subject to previously exercised, vested or paid Grants as of the Effective Date~~]2,237,956 shares; provided, however, that the aggregate number of shares of Common Stock that may be issued or transferred under the Plan pursuant to Incentive Stock Options shall not exceed [~~124,767~~]1,000,000 shares of Common Stock. In addition, as of the first trading day of January during the term of the Plan (excluding any extensions), beginning with calendar year [~~2011,~~]2012, an additional positive number of shares of Common Stock shall be added to the number of shares of Common Stock authorized to be issued or transferred under the Plan and the number of shares authorized to be issued or transferred pursuant to Incentive Stock Options, equal to five percent (5%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, or [~~499,070~~]1,500,000 shares, whichever is less.

(b)           Source of Shares; Share Counting. Shares issued or transferred under the Plan may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan (including options granted under the 2005 Plan) terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any Stock Awards, Stock Units or Other Stock-Based Awards (including Stock Awards granted under the 2005 Plan) are forfeited, terminated or otherwise not paid in full, the shares subject to such Grants shall again be available for purposes of the Plan. If shares of Common Stock otherwise issuable under the Plan are surrendered in payment of the Exercise Price of an Option, then the number of shares of Common Stock available for issuance under the Plan shall be reduced only by the net number of shares actually issued by the Company upon such exercise and not by the gross number of shares as to which such Option is exercised. Upon the exercise of any SAR under the Plan, the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares as to which such right is exercised, and not by the net number of shares actually issued by the Company upon such exercise. If shares of Common Stock otherwise issuable under the Plan are withheld by the Company in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or

NuPathe Inc. Proxy Statement -- A-4

exercise of any Grant or the issuance of Common Stock thereunder, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the net number of shares issued, vested or exercised under such Grant, calculated in each instance after payment of such share withholding. To the extent any Grants are paid in cash, and not in shares of Common Stock, any shares previously subject to such Grants shall again be available for issuance or transfer under the Plan.

(c)           Individual Limits. Each person participating in the Plan shall be subject the following limitations:

(i) for Grants measured in shares of Common Stock (whether payable in Common Stock, cash or a combination of both), the maximum number of shares of Common Stock for which such Grants may be made to such person in any calendar year shall not exceed [~~124,767~~]1,000,000 shares of Common Stock in the aggregate, and

(ii) for Grants measured in cash dollars (whether payable in cash, Common Stock or a combination of both), the maximum dollar amount for which such Grants may be made to such person in any calendar year shall not exceed $3,000,000 in the aggregate, with such limitation to be measured at the time the Grant is made.

(d)           Adjustments. If there is any change in the number or kind of shares of Common Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Common Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Common Stock available for issuance under the Plan, the maximum number of shares of Common Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control, the provisions of Section 14 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 424 of the Code, to the extent applicable. The Committee shall have the sole discretion and authority to determine what appropriate adjustments shall be made and any adjustments determined by the Committee shall be final, binding and conclusive.

                Section 5.    Eligibility for Participation

(a)           Eligible Persons. All Employees (including, for all purposes of the Plan, an Employee who is a member of the Board) and Non-Employee Directors shall be eligible to participate in the Plan. Key Advisors shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Employer, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisors do not directly or indirectly promote or maintain a market for the Company's securities.

(b)           Selection of Participants. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Common Stock subject to a particular Grant in such manner as the Committee determines.

                Section 6.    Options

                The Committee may grant Options to an Employee, Non-Employee Director or Key Advisor upon such terms as the Committee deems appropriate. The following provisions are applicable to Options:

(a)           Number of Shares. The Committee shall determine the number of shares of Common Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

(b)           Type of Option and Exercise Price.

(i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to employees of the Company or its parent or subsidiary corporations, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.

NuPathe Inc. Proxy Statement -- A-5

(ii) The Exercise Price of Common Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Common Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of a share of Common Stock on the date of grant.

(c)           Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(d)           Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(e)           Grants to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant's death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(f)            Termination of Employment, Disability or Death.

(i) Except as provided below, an Option may only be exercised while the Participant is employed by, or providing service to, the Employer as an Employee, member of the Board or Key Advisor.

(ii) In the event that a Participant ceases to be employed by, or provide service to, the Employer for any reason other than Disability, death or termination for Cause, any Option which is otherwise exercisable by the Participant shall terminate unless exercised within 90 days after the date on which the Participant ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Participant's Options that are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(iii) In the event the Participant ceases to be employed by, or provide service to, the Company on account of a termination for Cause by the Employer, any Option held by the Participant shall terminate as of the date the Participant ceases to be employed by, or provide service to, the Employer. In addition, notwithstanding any other provisions of this Section 6, if the Committee determines that the Participant has engaged in conduct that constitutes Cause at any time while the Participant is employed by, or providing service to, the Employer or after the Participant's termination of employment or service, any Option held by the Participant shall immediately terminate and the Participant shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Participant for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

(iv) In the event the Participant ceases to be employed by, or provide service to, the Employer because the Participant is Disabled, any Option which is otherwise exercisable by the Participant shall terminate unless exercised within one year after the date on which the Participant ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Participant's Options which are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(v) If the Participant dies while employed by, or providing service to, the Employer or within 90 days after the date on which the Participant ceases to be employed or provide service on account of a termination specified in Section 6(f)(ii) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Participant shall terminate unless exercised within one year after the date on which the Participant ceases to be employed by, or provide service to, the Employer (or within such

NuPathe Inc. Proxy Statement -- A-6

other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Participant's Options that are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(g)           Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for an Option as specified by the Committee (i) in cash, (ii) unless the Committee determines otherwise, by delivering shares of Common Stock owned by the Participant and having a Fair Market Value on the date of exercise at least equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Common Stock having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve. In addition, to the extent an Option is at the time exercisable for vested shares of Common Stock, all or any part of that vested portion may be surrendered to the Company for an appreciation distribution payable in shares of Common Stock with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the shares of Common Stock subject to the surrendered portion exceeds the aggregate Exercise Price payable for those shares. Shares of Common Stock used to exercise an Option shall have been held by the Participant for the requisite period of time necessary to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares to be issued or transferred pursuant to the Option, and any required withholding taxes, must be received by the Company by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance or transfer of such shares.

(h)           Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Common Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

                Section 7.    Stock Awards

                The Committee may issue or transfer shares of Common Stock to an Employee, Non-Employee Director or Key Advisor under a Stock Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Stock Awards:

(a)           General Requirements. Shares of Common Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

(b)           Number of Shares. The Committee shall determine the number of shares of Common Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.

(c)           Requirement of Employment or Service. If the Participant ceases to be employed by, or provide service to, the Employer during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Common Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d)           Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except under Section 18(a) below. Unless otherwise determined by the Committee, the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed. Each certificate for a Stock Award, unless held by the Company, shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed.

NuPathe Inc. Proxy Statement -- A-7

(e)           Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific performance goals.

(f)            Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions, if any, imposed by the Committee. The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

                Section 8.    Stock Units

                The Committee may grant Stock Units, each of which shall represent one hypothetical share of Common Stock, to an Employee, Non-Employee Director or Key Advisor upon such terms and conditions as the Committee deems appropriate. The following provisions are applicable to Stock Units:

(a)           Crediting of Units. Each Stock Unit shall represent the right of the Participant to receive a share of Common Stock or an amount of cash based on the value of a share of Common Stock, if and when specified conditions are met. All Stock Units shall be credited to bookkeeping accounts established on the Company's records for purposes of the Plan.

(b)           Terms of Stock Units. The Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c)           Requirement of Employment or Service. If the Participant ceases to be employed by, or provide service to, the Employer prior to the vesting of Stock Units, or if other conditions established by the Committee are not met, the Participant's Stock Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d)           Payment With Respect to Stock Units. Payments with respect to Stock Units shall be made in cash, Common Stock or any combination of the foregoing, as the Committee shall determine.

                Section 9.    Stock Appreciation Rights

                The Committee may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option. The following provisions are applicable to SARs:

(a)           General Requirements. The Committee may grant SARs to an Employee or Non-Employee Director separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, an amount equal to or greater than the Fair Market Value of a share of Common Stock as of the date of Grant of the SAR.

(b)           Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Common Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Common Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Common Stock.

(c)           Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Participant is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as described in Section 6(f) above. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

NuPathe Inc. Proxy Statement -- A-8

(d)           Grants to Non-Exempt Employees. Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant's death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(e)           Value of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Common Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a).

(f)            Form of Payment. The appreciation in an SAR shall be paid in shares of Common Stock, cash or any combination of the foregoing, as the Committee shall determine. For purposes of calculating the number of shares of Common Stock to be received, shares of Common Stock shall be valued at their Fair Market Value on the date of exercise of the SAR.

                Section 10.    Performance Units

                The Committee shall have the discretionary authority to make Performance Unit awards in accordance with the terms of this Section 10. The following provisions are applicable to Performance Unit awards:

(a)           General Requirements. A Performance Unit award shall represent a participating interest in a special bonus pool tied to the attainment of pre-established corporate performance objectives based on one or more performance goals or the right to receive a targeted dollar amount tied to the attainment of pre-established corporate performance objectives based on one or more performance goals. The amount of the bonus pool may vary with the level at which the applicable performance objectives are attained, and the value of each Performance Unit which becomes due and payable upon the attained level of performance shall be determined by dividing the amount of the resulting bonus pool, if any, by the total number of Performance Units issued and outstanding at the completion of the applicable performance period. Similarly, the targeted dollar amount may vary with the level at which the applicable performance objectives are attained and the value of the Performance Units which becomes due and payable upon the attained level of performance shall be determined based on the threshold, target and maximum amounts that may be paid if the performance goals are met.

(b)           Continued Employment or Service Requirement. Performance Units may also be structured to include a requirement that the Participant continue to be employed by, or providing service to, the Employer following the completion of the performance period in order to vest in the Performance Units awarded with respect to that performance period.

(c)           Payment with Respect to Performance Units. Payments with respect to Performance Units shall be made in cash, Common Stock or any combination of the foregoing, as the Committee shall determine.

(d)           Requirement of Employment or Service. If a Participant ceases to be employed by, or providing service to the Company prior to the vesting of Performance Units, or if other conditions established by the Committee are not met, the Participant's Performance Units shall be forfeited. The Committee may provide for complete or partial exceptions to this requirement as it deems appropriate.

                Section 11.    Other Stock-Based Awards

                The Committee may grant Other Stock-Based Awards, which are awards (other than those described in Sections 6, 7, 8, 9 and 10 of the Plan) that are based on or measured by Common Stock, to any Employee, Non-Employee Director or Key Advisor, on such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Common Stock or any combination of the foregoing, as the Committee shall determine.

                Section 12.    Dividend Equivalents

                The Committee may grant Dividend Equivalents in connection Stock Units or Other Stock-Based Awards. Dividend Equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of Common Stock, and upon such terms as the Committee may establish, including, without limitation, the achievement of specific performance goals.

NuPathe Inc. Proxy Statement -- A-9

                Section 13.    Qualified Performance-Based Compensation

                The Committee may determine that Stock Awards, Stock Units, Performance Units Other Stock-Based Awards and Dividend Equivalents granted to an Employee shall be considered "qualified performance-based compensation" under section 162(m) of the Code. The following provisions shall apply to Grants of Stock Awards, Stock Units, Performance Units Other Stock-Based Awards and Dividend Equivalents that are to be considered "qualified performance-based compensation" under section 162(m) of the Code:

(a)           Performance Goals.

(i) When Stock Awards, Stock Units, Performance Units, Other Stock-Based Awards or Dividend Equivalents that are to be considered "qualified performance-based compensation" are granted, the Committee shall establish in writing (A) the objective performance goals that must be met, (B) the performance period during which the performance will be measured, (C) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (D) any other conditions that the Committee deems appropriate and consistent with the Plan and section 162(m) of the Code.

(ii) The performance goal criteria may relate to the Participant's business unit or the performance of the Company and its parents and subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: cash flow; earnings (including gross margin, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, and net earnings); earnings per share; growth in earnings or earnings per share; stock price; return on equity or average stockholder equity; total stockholder return or growth in total stockholder return either directly or in relation to a comparative group; return on capital; return on assets or net assets; revenue, growth in revenue or return on sales; income or net income; operating income, net operating income or net operating income after tax; operating profit or net operating profit; operating margin; return on operating revenue or return on operating profit; regulatory filings; regulatory approvals, litigation and regulatory resolution goals; other operational, regulatory or departmental objectives; budget comparisons; growth in stockholder value relative to established indexes, or another peer group or peer group index; development and implementation of strategic plans and/or organizational restructuring goals; development and implementation of risk and crisis management programs; improvement in workforce diversity; compliance requirements and compliance relief; safety goals; productivity goals; workforce management and succession planning goals; economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); measures of customer satisfaction, employee satisfaction or staff development; development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Corporation's revenue or profitability or enhance its customer base; merger and acquisitions; and other similar criteria consistent with the foregoing.

(b)           Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The performance goals shall satisfy the requirements for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

(c)           Certification of Results. The Committee shall certify and announce the results for each performance period to all Participants after the announcement of the Company's financial results for the performance period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Stock Awards, Stock Units, Performance Units, Other Stock-Based Awards and Dividend Equivalents for the performance period shall be forfeited or shall not be made, as applicable. If Dividend Equivalents are granted as "qualified performance-based compensation" under section 162(m) of the Code, a Participant may not accrue more than $1,000,000 of such Dividend Equivalents during any calendar year.

(d)           Death, Disability or Other Circumstances. The Committee may provide that Stock Awards, Stock Units, Performance Units, Other Stock-Based Awards and Dividend Equivalents shall be payable or restrictions on such

NuPathe Inc. Proxy Statement -- A-10

Grants shall lapse, in whole or in part, in the event of the Participant's death or Disability during the performance period, or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

                Section 14.    Consequences of a Change of Control

(a)           Notice and Acceleration. Unless the Committee determines otherwise, effective upon the date of the Change of Control, (i) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, and (iii) all Stock Units, Performance Units, Other Stock-Based Awards and Dividend Equivalents shall become fully vested and shall be paid at their target values, or in such greater amounts as the Committee may determine.

(b)           Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take one or more of the following actions with respect to any or all outstanding Grants: the Committee may (i) require that Participants surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Common Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Common Stock subject to the Participant's unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, (ii) after giving Participants an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, or (iii) determine that outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation, (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

                Section 15.    Bonus Awards

(a)           General Requirements. The Committee may grant Bonus Awards that shall be considered "qualified performance-based compensation" under section 162(m) of the Code to Employees who are executive Employees, upon such terms and conditions as the Committee deems appropriate under this Section 15.

(b)           Target Bonus Awards and Performance Goals. When the Committee decides to make Bonus Awards under this Section 15, the Committee shall select the executive Employees who will be eligible for Bonus Awards, specify the performance period and establish target Bonus Awards and performance goals for the performance period. The performance period shall be the Company's fiscal year or such other period (of not more than 12 months) as the Committee determines. The Committee shall determine each Participant's target Bonus Award based on the Participant's responsibility level, position or such other criteria as the Committee shall determine. A Participant's target Bonus Award may provide for differing amounts to be paid based on differing thresholds of performance. The Committee shall establish in writing (i) the objective performance goals that must be met in order for the Bonus Awards to be paid for the performance period, (ii) the maximum amounts that may be paid if the performance goals are met, (iii) any threshold levels of performance that must be met in order for Bonus Awards to be paid, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for "qualified performance-based compensation." The performance goals shall satisfy the requirements for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Company shall notify each Participant of the Participant's target Bonus Award and the applicable performance goals for the performance period.

(c)           Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the criteria described in Section 13(a)(ii) above. The performance goals may relate to one or more business units or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. Performance goals need not be uniform among Participants.

(d)           Timing of Establishment of Target Bonus Awards and Goals. The Committee shall establish each Participant's target Bonus Award and performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

NuPathe Inc. Proxy Statement -- A-11

(e)           Section 162(m) Requirements. A target Bonus Award that is designated as "qualified performance-based compensation" under section 162(m) of the Code may not be awarded as an alternative to any other award that is not designated as "qualified performance-based compensation," but instead must be separate and apart from all other awards made. The Committee shall not have discretion to increase the amount of compensation that is payable based achievement of the performance goals, but the Committee may reduce the amount of compensation that is payable based upon the Committee's assessment of personal performance or other factors. Any reduction of a Participant's Bonus Award shall not result in an increase in any other Participant's Bonus Award.

(f)            Certification of Results. The Committee shall certify the performance results for the performance period after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Bonus Award based on the achievement of the performance goals, the Committee's exercise of its discretion to reduce Bonus Awards and the satisfaction of all other terms of the Bonus Awards. Subject to the provisions of Sections 15(i) and Section 16, payment of the Bonus Awards certified by the Committee shall be made in a single lump sum cash payment on or after January 1, but not later than March 15 of the calendar year following the close of the performance period.

(g)           Limitations on Rights to Payment of Bonus Awards. No Participant shall have any right to receive payment of a Bonus Award under the Plan for a performance period unless the Participant remains in the employ of the Employer through the last day of the performance period; provided, however, that the Committee may determine that if a Participant's employment with the Company terminates prior to the end of the performance period, the Participant may be eligible to receive all or a prorated portion of any Bonus Award that would otherwise have been earned for the performance period, under such circumstances as the Committee deems appropriate.

(h)           Change of Control. If a Change of Control occurs prior to the end of a performance period, the Committee may determine that each Participant who is then an Employee and was awarded a target Bonus Award for the performance period may receive a Bonus Award for the performance period, in such amount and at such time as the Committee determines.

(i)            Discretionary and Other Bonuses. In addition to Bonus Awards that are designated "qualified performance-based compensation" under section 162(m) of the Code, as described above, the Committee may grant to executive Employees such other bonuses as the Committee deems appropriate, which may be based on individual performance, Company performance or such other criteria as the Committee determines. Decisions with respect to such bonuses shall be made separate and apart from the Bonus Awards described in this Section 15.

                Section 16.    Deferrals

                The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Participant in connection with any Grant or Bonus Award. If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals. The rules and procedures for any such deferrals shall be consistent with applicable requirements of section 409A of the Code.

                Section 17.    Withholding of Taxes

(a)           Required Withholding. All Grants and Bonus Awards under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Employer may require that the Participant or other person receiving Grants or Bonus Awards or exercising Grants pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants or Bonus Awards, or the Employer may deduct from other wages and compensation paid by the Employer the amount of any withholding taxes due with respect to such Grants or Bonus Awards.

(b)           Election to Withhold Shares. If the Committee so permits, a Participant may elect to satisfy the Employer's tax withholding obligation with respect to Grants paid in Common Stock by having shares withheld up to an amount that does not exceed the Participant's minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

                Section 18.    Transferability of Grants

(a)           Nontransferability of Grants. Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant's lifetime. A Participant may not transfer those rights except

NuPathe Inc. Proxy Statement -- A-12

(i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, pursuant to a domestic relations order. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant's will or under the applicable laws of descent and distribution. Bonus Awards are not transferable. If a Participant dies, any amounts payable after the Participant's death pursuant to a Bonus Award shall be paid to the personal representative or other person entitled to succeed to the rights of the Participant.

(b)           Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

                Section 19.    Requirements for Issuance or Transfer of Shares

                No Common Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Common Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant on the Participant's undertaking in writing to comply with such restrictions on his or her subsequent disposition of the shares of Common Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Common Stock issued or transferred under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee deems appropriate to comply with applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

                Section 20.    Amendment and Termination of the Plan

(a)           Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable stock exchange requirements.

(b)           Repricing of Options or SARs.

(i) The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected holders, the cancellation of any or all outstanding Options or SAR (including outstanding options transferred from the 2005 Plan) and to grant in exchange one or more of the following: (A) new Options or SARs covering the same or a different number of shares of Common Stock but with an Exercise Price or base amount per share not less than the Fair Market Value per share of Common Stock on the new grant date or (B) cash or shares of Common Stock, whether vested or unvested, equal in value to the value of the cancelled Options or SARs.

(ii) The Committee shall also have the authority, exercisable at any time and from time to time, with the consent of the affected holders, to reduce the Exercise Price or base amount of one or more outstanding Options or SARs to the then current Fair Market Value per share of Common Stock or issue new Options or SARs with a lower Exercise Price or base amount on immediate cancellation of outstanding Options or SARs with a higher Exercise Price or base amount.

(c)           Stockholder Approval[ ~~Requirements.~~ ]

[~~(i) The Plan is intended to comply with the transition relief set forth at Treas. Reg. §1.162-27(f)(1) for companies that become publicly held in connection with an initial public offering, and shall be approved by the stockholders of the Company no later than the first to occur of (A) the expiration of the Plan, (B) a material modification of the Plan within the meaning of section 162(m) and the regulations thereunder, (C) the issuance of all Common Stock authorized under the Plan, or (D) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the initial public offering occurs (the period commencing on the initial public offering and ending on the first to occur of the foregoing events shall be hereinafter referred to as the "Reliance Period").~~ ]

[~~(ii) Following the Reliance Period, if~~] for "Qualified Performance-Based Compensation." If Grants are made as "qualified performance-based compensation" under Section 13 above or if Bonus Awards are

NuPathe Inc. Proxy Statement -- A-13

made under Section 15 above, the Plan must be reapproved by the stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Sections 13 and 15, if additional Grants are to be made under Section 13 or if additional Bonus Awards are made under Section 15 and if required by section 162(m) of the Code or the regulations thereunder.

(d)           Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.

(e)           Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant or Bonus Award is made shall not materially impair the rights of a Participant unless the Participant consents or unless the Committee acts under Section 21(f) below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant or Bonus Award. Whether or not the Plan has terminated, an outstanding Grant or Bonus Award may be terminated or amended under Section 21(f) below or may be amended by agreement of the Company and the Participant consistent with the Plan.

                Section 21.    Miscellaneous

(a)           Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to (i) limit the right of the Committee to make Grants under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, in substitution for a stock option or stock awards grant made by such corporation. Notwithstanding anything in the Plan to the contrary, the Committee may establish such terms and conditions of the new Grants as it deems appropriate, including setting the Exercise Price of Options or the base price of SARs at a price necessary to retain for the Participant the same economic value as the prior options or rights.

(b)           Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(c)           Funding of the Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants or Bonus Awards under the Plan.

(d)           Rights of Participants. Nothing in the Plan shall entitle any Employee, Non-Employee Director, Key Advisor or other person to any claim or right to receive a Grant or Bonus Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.

(e)           No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Grant. Except as otherwise provided under the Plan, the Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(f)            Compliance with Law.

(i) The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Common Stock under Grants shall be subject to all applicable laws and regulations, and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of "qualified performance-based compensation" and Bonus Awards comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants and Bonus Awards comply with the requirements of section 409A of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any

NuPathe Inc. Proxy Statement -- A-14

Grant or Bonus Award if it is contrary to law or modify a Grant or Bonus Award to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(ii) The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable. Each Grant shall be construed and administered such that the Grant either (A) qualifies for an exemption from the requirements of section 409A of the Code or (B) satisfies the requirements of section 409A of the Code. If a Grant is subject to section 409A of the Code, (I) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (II) payments to be made upon a termination of employment shall only be made upon a "separation from service" under section 409A of the Code, (III) unless the Grant specifies otherwise, each installment payment shall be treated as a separate payment for purposes of section 409A of the Code, and (IV) in no event shall a Grantee, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code.

(iii) Any Grant that is subject to section 409A of the Code and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant's separation from service, if required by section 409A of the Code. If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within 15 days after the end of the six-month period. If the Grantee dies during such six-month period, any postponed amounts shall be paid within 90 days of the Grantee's death. The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the "specified employee" requirements of section 409A of the Code.

(iv) Notwithstanding anything in the Plan or any Grant agreement to the contrary, each Grantee shall be solely responsible for the tax consequences of Grants under the Plan, and in no event shall the Company have any responsibility or liability if a Grant does not meet any applicable requirements of section 409A of the Code. Although the Company intends to administer the Plan to prevent taxation under section 409A of the Code, the Company does not represent or warrant that the Plan or any Grant complies with any provision of federal, state, local or other tax law.

(g)           Employees Subject to Taxation Outside the United States. With respect to Participants who are believed by the Committee to be subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions, consistent with the Plan, as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(h)           Clawback Rights. Subject to the requirements of applicable law, the Committee may provide in any Grant Instrument that, if a Participant breaches any restrictive covenant agreement between the Participant and the Employer or otherwise engages in activities that constitute Cause either while employed by, or providing service to, the Employer or within a specified period of time thereafter, all Grants held by the Participant shall terminate, and the Company may rescind any exercise of an Option or SAR and the vesting of any other Grant and delivery of shares upon such exercise or vesting, as applicable on such terms as the Committee shall determine, including the right to require that in the event of any such rescission, (i) the Participant shall return to the Company the shares received upon the exercise of any Option or SAR and/or the vesting and payment of any other Grant or, (ii) if the Participant no longer owns the shares, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of any sale or other disposition of the shares (or, in the event the Participant transfers the shares by gift or otherwise without consideration, the Fair Market Value of the shares on the date of the breach), net of the price originally paid by the Participant for the shares. Payment by the Participant shall be made in such manner and on such terms and conditions as may be required by the Committee. The Employer shall be entitled to set off against the amount of any such payment any amounts otherwise owed to the Participant by the Employer.

(i)            Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

                *                *                 *

NuPathe Inc. Proxy Statement -- A-15

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000106638_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR ALL on the following proposal: 1. Election of Directors Nominees 01 Wayne P. Yetter 02 Michael Cola 03 Jeanne Cunicelli 04 William J. Federici 05 Jane H. Hollingsworth 06 Gary J. Kurtzman, MD 07 Robert P. Roche, Jr. NUPATHE INC C/O BROADRIDGE 44 W. LANCASTER AVE ARDMORE, PA 19003 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR on the following proposals: For Against Abstain 2. Approval of the amendment and restatement of the NuPathe Inc. 2010 Omnibus Incentive Compensation Plan 3. Advisory vote on executive compensation The Board of Directors recommends you vote 3 YEARS on the following proposal: 3 years 2 years 1 year Abstain 4. Advisory vote on the frequency of the advisory vote on executive compensation The Board of Directors recommends you vote FOR on the following proposal: For Against Abstain 5. Ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for 2011 NOTE: This proxy also delegates discretionary authority to vote with respect to any other business as may properly come before the meeting or any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions)

0000106638_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of 2011 Annual Meeting of Stockholders and Proxy Statement and, 2010 Annual Report is/are available at www.proxyvote.com . NUPATHE INC. 2011 Annual Meeting of Stockholders June 8, 2011, 9:00 AM (EDT) This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Keith A. Goldan and Michael F. Marino, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of NUPATHE INC. that the stockholder(s) is/are entitled to vote at the 2011 Annual Meeting of Stockholders to be held at 9:00 AM (EDT), on June 8, 2011, at the Doubletree Guest Suites Philadelphia West, 640 W. Germantown Pike, Plymouth Meeting, Pennsylvania 19462, and any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side